As filed with the Securities and Exchange Commission on January 17, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ToughBuilt Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	3420	46-0820877
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Telephone: (949) 528-3100

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Mr. Michael Panosian

Chief Executive Officer

ToughBuilt Industries, Inc.

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Telephone: (949) 528-3100

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq. 12 E. 49th Street, 11th floor New York, NY 10017 Telephone: (516) 217-6379 Facsimile: (866) 705-3071	Stephen E. Older McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, New York 10020 Telephone: (212) 548-2100

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]	Emerging growth company

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

CALCULATION OF REGISTRATION FEE

Title of Securities being Registered	Proposed Maximum Aggregate Offering Price (1) (2) (3)	Amount of Registration Fee
Shares of common stock, $0.0001 par value per share	$9,200,000	$1,194.16
Warrants to purchase shares of common stock(4)
Shares of common stock issuable upon exercise of the Warrants	$10,120,000	$1,313.58
Shares of common stock issuable upon exercise of underwriter’s warrants(5)	$809,600	$105.09
Total	$20,129,600	$2,612.83

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Includes the offering price of any additional shares of common stock and warrants to purchase shares of common stock that the underwriter has the right to purchase from the Registrant. Includes shares the underwriter has the option to purchase to cover over-allotments, if any.
(4)	No fee is required pursuant to Rule 457(i) under the Securities Act.
(5)	Represents warrants to purchase a number of shares of common stock equal to 8% of the number of shares of common stock sold in this offering at an exercise price equal to 110% of the public offering price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to completion, dated January 17, 2020

ToughBuilt Industries, Inc.

Shares of Common Stock

Warrants to Purchase up to                 Shares of Common Stock

ToughBuilt Industries, Inc. is offering           shares of common stock and warrants to purchase up to         shares of our common stock, at a combined offering price of $        per share of common stock and accompanying warrant. Each share of our common stock is being sold together with a warrant to purchase one share of our common stock. Each warrant will have an exercise price per share of $        , will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The shares of our common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is listed on The Nasdaq Capital Market under the symbol “TBLT.” On January 15, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.3476 per share. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Share and Warrant		Total (No Exercise) (2)		Total (Full Exercise) (2)
Public offering price(1)	$		$		$
Underwriting discounts and commissions(2)	$		$		$
Proceeds, before expenses, to us	$		$		$

(1)	The public offering price and underwriting discount corresponds to a public offering price per share of common stock and accompanying warrant of $ (or $ after deducting the underwriting discount).

(2)

Does not include additional compensation payable to the underwriter. We have also agreed to issue to the underwriter a warrant to purchase a number of shares of common stock equal to 8% of the number of shares of common stock sold in this offering at an exercise price of 110% of the public offering price. In addition, we have agreed to reimburse the underwriter for certain expenses. The registration statement of which this prospectus forms a part also covers the shares of stock issuable upon exercise of the underwriter’s warrant. See “Underwriting” on page 56 for additional disclosure regarding underwriting discounts and commissions and reimbursement of expenses.

We have granted the underwriter an option for a period of 45 days from the date of this prospectus to purchase up to an additional           shares of common stock and/or warrants to purchase           shares of common stock at the public offering price, less the underwriting discount.

We anticipate that delivery of the shares and warrants against payment will be made on or about          , 2020.

Book-Running Manager

Maxim Group LLC

The date of this prospectus is               , 2020.

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TOUGHBUILT®
INDUSTRIES INC.
OUR NAME
SAYS IT ALL
We create innovative products that help you build faster, build stronger, and work smarter. How do we do it? We listen, we research how professionals work, then create tools that help them save time, save hassle, and save money.

WE DON'T MAKE
ORDINARY PRODUCTS

Our sales to date have been from products in the tools and hardware category, primarily Soft Goods, Sawhorses and Work Products as well as Kneepads. We intend to use a portion of the proceeds from this offering for the commercialization of our mobile device and apparel products which are still in the development stage.

iii

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of common stock.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read the entire prospectus carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” When used herein, unless the context requires otherwise, references to “ToughBuilt,” the “Company,” “we,” “our” and “us” refer to ToughBuilt Industries, Inc., a Nevada corporation.

Unless otherwise expressly provided herein, all share and per share numbers set forth herein relating to our common stock (i) assume no exercise of (a) any warrants and/or options, (b) the underwriter’s common stock purchase warrants and/or (c) the underwriter’s over-allotment option, and (ii) reflect a 1-for-2 reverse stock split of our preferred stock, common stock and all equity instruments convertible into common stock, which became effective on September 13, 2018.

Our Company

We market and distribute various home improvement and construction product lines for both the do-it-yourself (DIY) and professional markets under the TOUGHBUILT® brand name, within the global multi-billion dollar per year tool market industry. All of our products are designed by our in-house design team.

ToughBuilt designs and manages its product life cycles through a controlled and structured process. We involve customers and industry experts from our target markets in the definition and refinement of our product development. Product development emphasis is placed on meeting industry standards and product specifications, ease of integration, ease of use, cost reduction, design-for manufacturability, quality and reliability.

Since August 2013, pursuant to a Service Agreement with Belegal Industrial Co., Ltd. (“Belegal”), we have been collaborating with Belegal, whose team of experts has provided ToughBuilt additional engineering and sourcing services and quality control support for our operations in China. Belegal assists us with supply-chain issues for our operations in China by, among other things, facilitating the transmission of our purchase orders to our suppliers in China, conducting “in-process” quality checking and inspection, and shipping end-products manufactured in China to their final destinations.

Our business is based on development of innovative and state-of-the-art products, primarily in tools and hardware category, with particular focus on the building and construction industry with the ultimate goal of making life easier and more productive for the contractors and workers alike.

Our current product line includes major categories related to this field, with several additional categories, in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products, each of which is described below. Additionally, we have developed a line of ruggedized mobile devices with proprietary applications designed to maximize the productivity of our target customers in the field. We anticipate launching sales of our mobile products during the fourth quarter of 2020.

The mission of our company includes, but is not limited to, providing products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty.

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Implications of being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●    being permitted to present only two years of audited financial statements in this prospectus;

●    being permitted to provide less extensive narrative disclosure than other public companies including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●    being permitted to utilize exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved;

●    being permitted to defer complying with certain changes in accounting standards; and

●    being permitted to use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

We intend to take advantage of these and other exemptions available to “emerging growth companies.” We could remain an “emerging growth company” until the earliest of (a) December 31, 2023, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards.

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Corporate Information

Our company was incorporated on April 9, 2012 as Phalanx, Inc., under the laws of the State of Nevada and changed its name to ToughBuilt Industries, Inc. on December 29, 2015. The address of our principal office is 25371 Commercentre Drive, Suite 200, Lake Forest, California 92630 and our telephone number is (949) 528-3100. Our corporate website is www.toughbuilt.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

The Offering

Common stock offered by us	shares.

Warrants offered by us

Warrants to purchase up to                 shares of our common stock. Each share of our common stock is being sold together with a warrant to purchase one half share of our common stock. Each warrant will have an exercise price per share of $             , will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. In addition, beginning on the earlier of (i) thirty (30) days following the effective date of the Registration Statement (the “Effective Date”), and (ii) the Trading Day on which the aggregate trading volume of the Common Stock since the Effective Date is equal to more than three times (3x) the number of shares of Common Stock sold pursuant to the Underwriting Agreement (the “Cashless Period”), this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.  In such event, in lieu of the formula set forth above, the aggregate number of Warrant Shares issuable upon such cashless exercise pursuant to any given Notice of Exercise electing to effect a cashless exercise shall equal the product of (x) the aggregate number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.0. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of such warrants.

Offering price	$ per share and warrant

Option to purchase additional shares and/or warrants	We have granted the underwriter an option for a period of 45 days from the date of this prospectus to purchase up to an additional shares of common stock and/or warrants to purchase shares of common stock at the public offering price, less the underwriting discount.

Common stock outstanding after this offering	shares (or shares if the warrants sold in this offering are exercised in full), assuming no exercise of the underwriter’s option to purchase additional shares of common stock and/or warrants.

Use of proceeds

The net proceeds from our sale of shares of our common stock and warrants in this offering will be approximately $          million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its option to purchase additional shares and warrants in full, our net proceeds from this offering will be approximately $          million, excluding the proceeds, if any, from the exercise of the warrants. We currently expect to use the net proceeds from this offering for general corporate purposes and to fund ongoing operations and expansion of our business.

For additional information please refer to the section entitled “Use of Proceeds” on page 24 of this prospectus.

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

Underwriter’s Warrant	We are obligated to issue to Maxim Group LLC or its designees at the closing of this offering a warrant to purchase the number of shares of common stock equal to 8% of the aggregate number of shares of common stock sold in this offering. The underwriter’s warrant will be exercisable at any time beginning six months after the closing date of this offering, in whole or in part, and will expire five years after such date. The exercise price of the underwriter’s warrant will equal 110% of the public offering price. This prospectus, and the registration statement of which it forms a part, also relates to the offering and issuance of the shares of common stock issuable upon exercise of the underwriter’s warrant.

Market Symbol and trading	Our common stock is listed on The Nasdaq Capital Market under the symbol “TBLT”, and our Series A Warrants issued in November 2018 trade under the symbol “TBLTW”. We do not intend to apply for the listing of the warrants offered in this offering on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

3

The number of shares of common stock that will be outstanding after this offering set forth above is based on 36,460,923 shares of common stock outstanding as of January 15, 2020, and excludes the following:

●	125,000 shares of common stock issuable upon the exercise of stock options at a weighted average exercise price of $10.00 per share, all of which were issued under the 2016 Stock Option Plan;

●	1,000,000 shares of common stock issuable upon the exercise of stock options at a weighted average price of $4.06 per share, all of which were issued under the 2018 Equity Incentive Plan;

●	875,000 shares of common stock reserved for issuance under our 2016 Stock Option Plan, and 1,000,000 shares of common stock reserved for issuance under our 2018 Equity Incentive Plan;

●	5,750,000 warrants issued to an institutional investor in August 2019 at an exercise price of $1.00 per share;

●	3,856,455 Series A Warrants at an exercise price of $5.50 per share

●	8,721,051 shares of common stock issuable upon exercise of warrants issued to the investors and representatives (in various previous private placement transactions consummated by us) at an exercise price per share ranging from $5.00 to $12.00; and

●	5,755 shares of Series D Convertible Preferred Stock convertible into 5,755,000 shares of common stock.

Unless specifically stated otherwise, all information in this prospectus assumes:

●	no exercise of the outstanding options or warrants described above;

●	no exercise by the underwriter of its option to purchase additional shares of our common stock and/or warrants to purchase common stock to cover over-allotments, if any; and

●	no exercise of the underwriter’s warrant.

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We derived the summary financial statement data as of and for the years ended December 31, 2018 and 2017 set forth below from our condensed audited financial statements and related notes appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus. We derived the summary financial statement data as of and for the nine months ended September 30, 2019 set forth below from our condensed unaudited financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2019, which is incorporated by reference in this prospectus. Share amounts, per share data, share prices exercise prices and conversion rates have been retroactively adjusted to reflect the 1-for-2 reverse stock split of all of our classes of stock, effected on September 13, 2018. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, the notes to those statements and the other financial information appearing in each of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2019, each of which is incorporated by reference in this prospectus.

Summary of Operations in U.S. Dollars in thousands (except share and per share data)

	Nine Months ended September 30,		Years ended December 31,
	2019	2018	2018	2017

Sales	$14,561	$11,926	$15,289	$14,202

Cost of goods sold	10,726	9,221	11,794	10,235

Gross profit	3,835	2,705	3,495	3,967

Operating Expenses
Selling, general and administrative	8,807	4,641	6,938	6,071
Litigation expense	-	1,192	1,192	-
Research and development	1,522	1,447	1,816	1,675
Total operating expenses	10,329	7,281	9,946	7,746

Loss from operations	(6,494)	(4,576)	(6,451)	(3,779)

Other expense	(4,312)	(2,561)	(21,200)	(2,162)

Net loss	$(2,182)	$(7,138)	$(27,651)	$(5,941)
Accretion of Redeemable Convertible Preferred Stock Dividend	-	-	(3,667)	-
Common Stock Deemed Dividend	-	-	(980)	-

Weighted average number of shares issued and outstanding	19,061,790	7,359,000	4,476,403	3,679,500

Loss per common share - basic and diluted	$(.11)	$(.97)	$(7.22)	$(1.61)

4

Condensed Audited Balance Sheet in U.S. Dollars in thousands

	As of	As of December 31,
	September 30, 2019	2018	2017
Cash	$2,455	$5,460	$44
Total Current Assets	7,064	8,590	2,012
Total Assets	12,665	8,851	2,402
Total Current Liabilities	7,219	27,810	10,661
Total Non-Current Liabilities	5,273	-	-
Total Liabilities	12,493	27,810	10,661
Additional paid in capital	41,463	20,152	1,771
Working Capital (Deficit)	(5,429)	(19,220)	(8,649)
Accumulated Deficit	(41,294)	(39,112)	(11,461)
Total Stockholders’ Equity (Deficit)	$172	$(18,959)	$(9,749)

5

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements” below for a discussion of forward-looking statements and the significance of such statements in the context of this prospectus.

Risks Related to Our Company

We have a limited operating history on which to judge our business prospects and management.

Our company was incorporated and commenced operations in April 2012. Accordingly, we have only a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including increasing the number of affiliates, our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that we will successfully address any of these risks.

Certain provisions of our Articles of Incorporation could allow concentration of voting power in one individual, which may, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our shareholders.

Provisions of our articles of incorporation adopted by our Board of Directors, such as our ability to designate and issue a class of preferred stock, without shareholder approval, may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving our company that is not approved by our Board of Directors, even if those events may be perceived to be in the best interests of our shareholders. For example, one or more of our affiliates could theoretically be issued a newly authorized and designated class of shares of our preferred stock. Such shares could have significant voting power, among other terms. Consequently, anyone to whom these shares were issued could have sufficient voting power to significantly influence if not control the outcome of all corporate matters submitted to the vote of our common shareholders. Those matters could include the election of directors, changes in the size and composition of the Board of Directors, and mergers and other business combinations involving our company. In addition, through any such person’s control of the Board of Directors and voting power, the affiliate may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by our company. In addition, the concentration of voting power in the hands of an affiliate could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our shareholders and may adversely affect the future market price of our common stock should a trading market therefor develop.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

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We have recorded a net loss for the years ended December 31, 2018 and 2017 and for the nine months ended September 30, 2019 and 2018.

We may not be able to generate any profit in the foreseeable future. For the year ended December 31, 2018, we realized a net loss of $27,651,412 compared to a net loss of $5,941,457 for the year ended December 31, 2017. For the nine months ended September 30, 2019 and 2018, we realized a net loss of $2,181,707 and $7,137,615, respectively. Accordingly, there is no assurance that we will realize profits in fiscal 2019 or thereafter. We believe that our current cash balances coupled with anticipated cash flow from operating activities and the funds raised in this offering will be sufficient to meet our working capital requirements for at least one year from the date of the issuance of the financial statements incorporated by reference herein. We continue to control our cash expenses as a percentage of expected revenue on an annual basis and thus may use our cash balances in the short-term to invest in revenue growth. Management is focused on growing the Company’s existing product offering, as well as its customer base, to increase its revenues. We cannot give assurance that we can increase our cash balances or limit our cash consumption and thus maintain sufficient cash balances for our planned operations or future acquisitions. Future business demands may lead to cash utilization at levels greater than recently experienced. We may need to raise additional capital in the future. However, we cannot assure that we will be able to raise additional capital on acceptable terms, or at all. Our inability to generate profits could have an adverse effect on our financial condition, results of operations and cash flows.

Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness and competitiveness of our products will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly than we can. In either case, our products may be technologically inferior to competitive products, or less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses and adversely affect our operations and financial condition.

We must effectively manage the growth of our operations, or our company will suffer.

Our significant increase in the scope and the scale of our mobile product launch, including the hiring of additional personnel, has resulted in significantly higher operating expenses. As a result, we anticipate that our operating expenses will continue to increase. Expansion of our operations may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, as well as the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in our results of operations.

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Because we have transactions with companies in China, we may have limited legal recourse under Chinese law if disputes arise with third parties.

The Chinese government has enacted certain laws and regulations dealing with matters such as corporate organization and governance, foreign investment, mergers and acquisitions, intellectual property, commerce, taxation and trade. However, the experience of the Peoples’ Republic of China (the “PRC” or “China”) in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If any new business ventures in which we may become involved are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of any acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies and other instrumentalities of the Chinese government or those acting on its behalf, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Reliance on foreign suppliers could adversely affect our business.

We source our products from suppliers located in Asia and the United States. Our Asian vendors are located primarily in China, which subjects us to various risks within the region including regulatory, political, economic and foreign currency changes. Our ability to select and retain reliable vendors and suppliers who provide timely deliveries of quality products efficiently will impact our success in meeting customer demand for timely delivery of quality products. Our sourcing operations and our vendors are impacted by labor costs in China. Labor historically has been readily available at low cost relative to labor costs in North America. However, as China is experiencing rapid social, political and economic changes, labor costs have risen in some regions and there can be no assurance that labor will continue to be available to us in China at costs consistent with historical levels or that changes in labor or other laws will not be enacted which would have a material adverse effect on our ability to source our products from China. Interruption of supplies from any of our vendors, or the loss of one or more key vendors, could have a negative effect on our business and operating results.

Changes in currency exchange rates might negatively affect the profitability and business prospects of our company and our overseas vendors. In particular, although the Chinese Renminbi has recently depreciated against the U.S. Dollar, if the Chinese Renminbi appreciates with respect to the U.S. Dollar in the future, we may experience cost increases on such purchases, and this can adversely impact profitability. Future interventions by China may result in further currency appreciation and increase our product costs over time. We may not be successful at implementing customer pricing or other actions in an effort to mitigate the related effects of the product cost increases.

Additional factors that could adversely affect our business include increases in transportation costs, new or increased import duties, transportation delays, work stoppages, capacity constraints and poor quality.

Due to our significant level of international operations, we are subject to international operational, financial, legal and political risks, especially in China.

A substantial part of our operations are expected to be outside of the United States and some of our customers and our suppliers have some or all of their operations in countries other than the United States, more specifically in China. Risks associated with our doing business outside of the United States include:

●	compliance with a wide variety of foreign laws and regulations, particularly labor, environmental, tariff and trade regulations and other laws and regulations that govern our operations in those countries;

●	legal uncertainties regarding taxes, tariffs, quotas, export controls, export licenses, import controls and other trade barriers;

●	economic instability in the countries of our suppliers and customers, particularly in the Asia-Pacific region, causing delays or reductions in orders for their products and therefore our sales;

●	political instability in the countries in which our suppliers operate, particularly in China and Taiwan;

●	difficulties in collecting accounts receivable and longer accounts receivable payment cycles; and

●	potentially adverse tax consequences.

Any of these factors could harm our own, our suppliers’ and our customers’ international operations and businesses and impair our and their ability to continue expanding into international markets and obtaining supply of goods necessary to sell our products.

Changes in tariffs, import or export restrictions, Chinese regulations or other trade barriers may reduce gross margins.

We may incur increases in costs due to changes in tariffs, import or export restrictions, other trade barriers, or unexpected changes in regulatory requirements, any of which could reduce our gross margins. For example, the Trump administration proposed tariffs of as much as $60 billion against Chinese goods in mid-March 2018, which remained partially in effect at the end of 2019. It is difficult to anticipate the impact on our business caused by the proposed tariffs or whether the proposed changes in tariffs will materialize in the future. Given the relatively fluid regulatory environment in China and the United States, there could be additional tax, tariffs or other regulatory changes in the future. Any such changes could directly and materially adversely impact our financial results and general business condition.

Contract drafting, interpretation and enforcement in China involve significant uncertainty.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and to not be as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

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We may be unable to successfully expand our production capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our future growth strategy is to increase our production capacity to meet increasing demand for our existing goods. Assuming we obtain sufficient funding to increase our production capacity and determine in the future to construct our own facility, any projects that we undertake to increase such capacity may not be manufactured on the anticipated timetable or within budget. We may also experience quality control issues as we implement these production upgrades. Any material delay in completing these projects, or any substantial increase in costs or quality issues in connection with these projects, could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could result in harming our financial condition.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills and know-how and efforts of highly skilled individuals and in particular, the expertise held by our Chief Executive Officer, Michael Panosian. His absence, were it to occur, could materially and adversely impact the development and implementation of the projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

Risks Related to Our Business

We have limited manufacturing capabilities and we are dependent upon third parties to manufacture our product.

We are dependent upon our relationships with independent manufacturers to fulfill most of our product needs. While we have several manufacturing facilities available to us, we currently are using only one manufacturer for each of our products besides our limited capabilities. Accordingly, we are dependent on the uninterrupted and efficient operation of these manufacturers’ facilities. Our ability to market and sell our products requires that our product be manufactured in commercial quantities, without significant delay and in compliance with applicable federal and state regulatory requirements. In addition, we must be able to have our products manufactured at a cost that permits us to charge a price acceptable to the customer while also accommodating any distribution costs or third-party sales compensation. If our current manufacturers are unable for any reason to fulfill our requirements, or seek to impose unfavorable terms, we will have to seek out other contract manufacturers, which could disrupt our operations and have a material adverse effect on our results of operation and financial condition. Competitors who perform their own manufacturing may have an advantage over us with respect to pricing, availability of products, and in other areas through their control of the manufacturing process.

We face significant competition and continuous technological change, and developments by competitors may render our licensed technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and we may not ever be profitable.

If we are able to fund and implement our business plan we will likely compete against fully integrated technology companies and smaller companies that are collaborating with larger technology companies. In addition, many of these prospective competitors, either alone or together with their collaborative partners, operate larger research and development programs than we do, and have substantially greater financial resources than we do.

If our prospective competitors develop and commercialize technologies faster than we do or develop and commercialize technologies that are superior to our technology candidates, our commercial opportunities will be reduced or eliminated. The extent to which any of our technology candidates achieve market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the technology industry is intense and has been accentuated by the rapid pace of development. Almost all of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than we do. These organizations also compete with us to:

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●	attract parties for acquisitions, joint ventures or other collaborations;
●	license proprietary technology that is competitive with the technology we are developing;
●	attract funding; and
●	attract and hire talented and other qualified personal.

Our competitors may succeed in developing and commercializing products earlier than we do. Our competitors may also develop products or technologies that are superior to those we are developing and render our technology candidates or technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products and technologies, our marketing and sales will suffer and we may not ever be profitable.

Our development of innovative features for current products is critical to sustaining and growing our sales.

Historically, our ability to provide value-added custom-engineered products that coordinate existing and new technology with the requirements of efficient space utilization has been a key element of our success. We spend a significant amount of time and effort to refine, improve and adapt our existing products for new customers and applications. The introduction of new product features requires the coordination of the design, manufacturing and marketing of the new product features with current and potential customers. The ability to coordinate these activities with current and potential customers may be affected by factors beyond our control. While we will continue to emphasize the introduction of innovative new product features that target customer-specific opportunities, we do not know if any new product features we introduce will achieve the same degree of success that we have achieved with our existing products. Introduction of new product features typically requires us to increase production volume on a timely basis while maintaining product quality. Manufacturers often encounter difficulties in increasing production volumes, including delays, quality control problems and shortages of qualified personnel or raw materials. As we attempt to introduce new product features in the future, we do not know if we will be able to increase production volume without encountering these or other problems, which might negatively impact our financial condition or results of operations.

Our products may never achieve market acceptance by customers in markets necessary for commercial success and the market opportunity may be smaller than we estimate.

There can be no assurance that the market will continue the acceptance of our products we introduced in recent years or will accept new products, such as our mobile device products and our proposed clothing line for the construction industry scheduled for introduction in 2020. There can also be no assurance that the level of sales generated from these new products (including the introduction of products into new geographic markets) relative to our expectations will materialize. Market acceptance of any product candidate depends on a number of factors including, but not limited to:

●	Vendor production delays;
●	Difficulties encountered in shipping from overseas;
●	Reliance upon third-party carriers for our product shipments from our distribution centers to customers;
●	Product improvements and new product introductions require significant financial and other resources, including significant planning, design, development, and testing at the technological, product and manufacturing process levels;
●	Our competitors’ new products may beat our products to market, be more effective with more features, be less expensive than our products, and/or render our products obsolete;
●	Any new products that we develop may not receive market acceptance or otherwise generate any meaningful net sales or profits for us relative to our expectations based on, among other things, existing and anticipated investments in manufacturing capacity and commitments to fund advertising, marketing, promotional programs and research and development;
●	Changes in customs regulations in each of the markets around the world that might entail significant change in duty rate or other importation restrictions;
●	Materials shortages and/or significant cost increases that might impact overall cost of the products; and
●	Trade embargos or trade barriers between nations.

Any failure by any of our product candidates to achieve market approval or commercial success would adversely affect our business prospects.

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We are just commencing commercialization of our new mobile device products.

We are just commencing commercialization of our new mobile device products with apps being introduced in the second quarter for mobile device products and our ruggedized mobile phones in the fourth quarter of 2020. Even if we are successful in developing these new products that reach commercialization, we will not be successful unless these products gain market acceptance. The degree of market acceptance of these products will depend on a number of factors, including:

●	the competitive environment;
●	our ability to enter into strategic agreements with manufacturers; and
●	the adequacy and success of distribution, sales and marketing efforts.

Even if we successfully develop one or more of these products, we may not become profitable.

Risks associated with the disruption of manufacturing operations could adversely affect profitability or competitive position.

We manufacture a limited portion of the products we sell. Any prolonged disruption in the operations of our or our manufacturers’ existing manufacturing facilities, whether due to technical or labor difficulties, facility consolidation or closure actions, lack of raw material or component availability, destruction of or damage to any facility (as a result of natural disasters, use and storage of hazardous materials or other events), or other reasons, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The inability to continue to introduce new products that respond to customer needs and achieve market acceptance could result in lower revenues and reduced profitability.

Sales from new products represent a significant portion of our net sales and are expected to continue to represent a significant component of our future net sales. We may not be able to compete effectively unless we continue to enhance existing products or introduce new products to the marketplace in a timely manner. Product improvements and new product introductions require significant financial and other resources, including significant planning, design, development, and testing at the technological, product and manufacturing process levels. Our competitors’ new products may beat our products to market, be more effective with more features, be less expensive than our products, and/or render our products obsolete. Any new products that we develop may not receive market acceptance or otherwise generate any meaningful net sales or profits for us relative to our expectations based on, among other things, existing and anticipated investments in manufacturing capacity and commitments to fund advertising, marketing, promotional programs and research and development.

The global tool, equipment, and diagnostics and repair information industries are competitive.

We face strong competition in all of our market segments. Price competition in our various industries is intense and pricing pressures from competitors and customers are increasing. In general, as a manufacturer and marketer of premium products and services, the expectations of our customers are high and continue to increase. Any inability to maintain customer satisfaction could diminish our premium image and reputation and could result in a lessening of our ability to command premium pricing. We expect that the level of competition will remain high in the future, which could limit our ability to maintain or increase market share or profitability.

Product liability claims and other kinds of litigation could affect our business, reputation, financial condition, results of operations and cash flows.

The products that we design and/or manufacture, and/or the services we provide, can lead to product liability claims or other legal claims being filed against us. To the extent that plaintiffs are successful in showing that a defect in a product’s design, manufacture or warnings led to personal injury or property damage, or that our provision of services resulted in similar injury or damage, we may be subject to claims for damages. Although we are insured for damages above a certain amount, we bear the costs and expenses associated with defending claims, including frivolous lawsuits, and are responsible for damages below the insurance retention amount. In addition to claims concerning individual products, as a manufacturer, we can be subject to costs, potential negative publicity and lawsuits related to product recalls, which could adversely impact our results and damage our reputation.

We have in the past, and may in the future, be subject to legal proceedings other than those relating to product liability claims.

Our products could be recalled.

The Consumer Product Safety Commission or other applicable regulatory bodies may require the recall, repair or replacement of our products if those products are found not to be in compliance with applicable standards or regulations. A recall could increase costs and adversely impact our reputation, and thereby negatively impact our financial condition, results of operations and cash flows.

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We plan to expand our international operations, which will subject us to risks inherent with operations outside of the United States.

Although we do not have significant foreign operations at this time other than selling our products through retailers, we intend to seek and expand upon opportunities in foreign markets that we anticipate will constitute significant markets for our products. However, even with the cooperation of a commercialization partner, conducting product development in foreign countries involves inherent risks, including, but not limited to difficulties in staffing, funding and managing foreign operations; unexpected changes in regulatory requirements; export restrictions; tariffs and other trade barriers; difficulties in protecting, acquiring, enforcing and litigating intellectual property rights; fluctuations in currency exchange rates; and potentially adverse tax consequences. If we were to experience any of the difficulties listed above, or any other difficulties, any international development activities and our overall financial condition may suffer and cause us to reduce or discontinue our international development efforts.

Purchasers of home improvement goods may not choose to shop online, which could create barriers from our growing our business.

We sell our products both through brick and mortar stores and online. The online market for home improvement goods in the United States is less developed than the online market for apparel, consumer electronics and other consumer products and, we believe, only accounts for a small portion of the market as a whole. If the online market for home improvement goods does not gain acceptance, our business may suffer. Our success will depend, in part, on our ability to attract consumers who have historically purchased home improvement goods through traditional retailers. Furthermore, we may have to incur significantly higher and more sustained advertising and promotional expenditures in order to attract additional online consumers to our sites and convert them into purchasing customers. Specific factors that could impact consumers’ willingness to purchase home improvement goods from us include:

●	concerns about buying products, and in particular larger products, without a physical storefront, face-to-face interaction with sales personnel and the ability to physically examine products;

●	delivery time associated with online orders;

●	actual or perceived lack of security of online transactions and concerns regarding the privacy of personal information;

●	delayed shipments or shipments of incorrect or damaged products;

●	inconvenience associated with returning or exchanging items purchased online; and

●	usability, functionality and features of our sites.

If the shopping experience we provide does not appeal to consumers or meet the expectations of existing customers, we may not acquire new customers at rates consistent with historical periods, and existing customers’ buying patterns and levels may be less than historical rates.

The loss of, or reduced purchases from, any retailers could have a material adverse effect on our operating results.

We do not have long-term contracts with any of our retailers and all of our retailers generally purchase from us on a purchase order basis. As a result, retailers generally may, with no notice or penalty, cease ordering and selling our products, or materially reduce their orders. If certain retailers, individually or in the aggregate, choose to no longer sell our products, to slow their rate of purchase of our products, to move our products from prime spacing on shelving and other prominent displays or to decrease the number of products they purchase, our results of operations would be adversely affected.

We may be adversely affected by the financial condition of our retailers and distributors.

Some of our retailers and distributors may have experienced financial difficulties in the past. A retailer or distributor experiencing such difficulties generally will not purchase and sell as many of our products as it would under normal circumstances and may cancel orders. In addition, a retailer or distributor experiencing financial difficulties generally increases our exposure to uncollectible receivables. We extend credit to our retailers and distributors based on our assessment of their financial condition, generally without requiring collateral, and sometimes are not able to obtain information regarding their current financial status. Failure of these retailers or distributors to remain current on their obligations to us could result in losses that exceed the reserves we set aside in anticipation of this risk. Additionally, while we have credit insurance against some of our larger retailers, there is no assurance that such insurance will sufficiently cover any losses. We are also exposed to the risk of our customers declaring bankruptcy, exposing us to claims of preferential payment claims. Financial difficulties on the part of our retailers or distributors could have a material adverse effect on our results of operations and financial condition.

We could be the subject of breaches in our cybersecurity.

The company’s products, services and systems may be used in critical company, customer or third-party operations, or involve the storage, processing and transmission of sensitive data, including valuable intellectual property, other proprietary or confidential data, regulated data, and personal information of employees, customers and others. Successful breaches, employee malfeasance, or human or technological error could result in, for example, unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, customer, or other third party data or systems; theft of sensitive, regulated, or confidential data including personal information and intellectual property; the loss of access to critical data or systems through ransomware, destructive attacks or other means; and business delays, service or system disruptions or denials of service.

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We may need to increase the size of our organization and we may experience difficulties in managing growth.

We intend to rapidly expand operations to implement our business strategy. We also may acquire other companies or technologies. Any expansion or acquisitions are expected to place a significant strain on our managerial, operational, and financial resources. To manage the expected growth of operations, we may need to develop and maintain operational and financial systems and procedures and controls, which may cause us to incur significant expenses. As we may incur many of these expenses before receiving any significant revenues from our efforts, it may be more difficult to achieve or maintain profitability.

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there can be no assurance that investors will obtain any return on their investment. Investors may be subject to substantial risks involved in an investment us, including the risk of losing their entire investment.

Risks Related to Our Intellectual Property

If we are unable to protect our intellectual property, our business may be adversely affected.

We must protect the proprietary nature of the intellectual property used in our business. There can be no assurance that trade secrets and other intellectual property will not be challenged, invalidated, misappropriated or circumvented by third parties. Currently, our intellectual property includes issued patents, patent applications, trademarks, trademark applications and know-how related to business, product and technology development. We plan on taking the necessary steps, including but not limited to the filing of additional patents as appropriate. There is no assurance any additional patents will issue or that when they do issue they will include all of the claims currently included in the applications. Even if they do issue, those new patents and our existing patents must be protected against possible infringement. Nonetheless, we currently rely on contractual obligations of our employees and contractors to maintain the confidentiality of our products. To compete effectively, we need to develop and continue to maintain a proprietary position with respect to our technologies, and business. The risks and uncertainties that we face with respect to intellectual property rights principally include the following:

●	patent applications that we file may not result in issued patents or may take longer than expected to result in issued patents;

●	we may be subject to interference proceedings;

●	other companies may claim that patents applied for by, assigned or licensed to, us infringe upon their own intellectual property rights;

●	we may be subject to opposition proceedings in the U.S. and in foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

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●	other companies may challenge patents licensed or issued to us;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies that we have licensed or developed;

●	any patents issued to us may expire and competitors may utilize the technology found in such patents to commercialize their own products; and

●	enforcement of patents is complex, uncertain and expensive.

It is also possible that others may obtain issued patents that could prevent us from commercializing certain aspects of our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. If we license patents, our rights will depend on maintaining its obligations to the licensor under the applicable license agreement, and we may be unable to do so. Furthermore, there can be no assurance that the work-for-hire, intellectual property assignment and confidentiality agreements entered into by our employees and consultants, advisors and collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know- how or other proprietary information. As all of our products are manufactured in China, and we may not have the same strength of intellectual property protection and enforcement in China as in North America or Europe, we are at a greater risk of a third party appropriating our intellectual property. The scope and enforceability of patent claims are not systematically predictable with absolute accuracy. The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any.

We operate in an industry with the risk of intellectual property litigation. Claims of infringement against us may hurt our business.

Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences. Participants that own, or claim to own, intellectual property may aggressively assert their rights. From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others. Future litigation may be necessary to defend us or our clients by determining the scope, enforceability, and validity of third-party proprietary rights or to establish its proprietary rights. Some competitors have substantially greater resources and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us. Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●	adversely affect relationships with future clients;

●	cause delays or stoppages in providing products;

●	divert management’s attention and resources;

●	subject us to significant liabilities; and

●	require us to cease some or all of its activities.

In addition to liability for monetary damages, which may be tripled and may include attorneys’ fees, or, in some circumstances, damages against clients, we may be prohibited from developing, commercializing, or continuing to provide some or all of our products unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

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We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world.

We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on devices in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patents to develop their own products and further, may export otherwise infringing products to territories where we have patents, but enforcement is not as strong as that in the United States.

Many companies have encountered significant problems in protecting and defending intellectual property in foreign jurisdictions. The legal systems of certain countries, particularly China and certain other developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. To date, we have not sought to enforce any issued patents in these foreign jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. The requirements for patentability may differ in certain countries, particularly developing countries. Certain countries in Europe and developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Our patent position is highly uncertain and involves complex legal and factual questions.

Accordingly, we cannot predict the breadth of claims that may be allowed or enforced under our patents or in third-party patents. For example, we might not have been the first to make the inventions covered by each of our pending patent applications and issued patents; we might not have been the first to file patent applications for these inventions; others may independently develop similar or alternative technologies or duplicate any of our technologies; it is possible that none of our pending patent applications will result in issued patents; our issued patents may not provide a basis for commercially viable technologies, or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties; and, we may not develop additional proprietary technologies that are patentable.

As a result, our owned and licensed patents may not be valid and we may not be able to obtain and enforce patents and to maintain trade secret protection for the full commercial extent of our technology. The extent to which we are unable to do so could materially harm our business.

We have applied for and will continue to apply for patents for certain products. Such applications may not result in the issuance of any patents, and any patents now held or that may be issued may not provide us with adequate protection from competition. Furthermore, it is possible that patents issued or licensed to us may be challenged successfully. In that event, if we have a preferred competitive position because of such patents, such preferred position would be lost. If we are unable to secure or to continue to maintain a preferred position, we could become subject to competition from the sale of generic products. Failure to receive, inability to protect, or expiration of our patents would adversely affect our business and operations.

Patents issued or licensed to us may be infringed by the products or processes of others. The cost of enforcing our patent rights against infringers, if such enforcement is required, could be significant, and we do not currently have the financial resources to fund such litigation. Further, such litigation can go on for years and the time demands could interfere with our normal operations. We may become a party to patent litigation and other proceedings. The cost to us of any patent litigation, even if resolved in our favor, could be substantial. Many of our competitors may be able to sustain the costs of such litigation more effectively than we can because of their substantially greater financial resources. Litigation may also absorb significant management time.

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Unpatented trade secrets, improvements, confidential know-how and continuing technological innovation are important to our scientific and commercial success. Although we attempt to and will continue to attempt to protect our proprietary information through reliance on trade secret laws and the use of confidentiality agreements with our partners, collaborators, employees and consultants, as well as through other appropriate means, these measures may not effectively prevent disclosure of our proprietary information, and, in any event, others may develop independently, or obtain access to, the same or similar information.

If we are found to be infringing on patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain a license to continue the development or sale of our products, and/or pay damages.

Our manufacturing processes and potential products may violate proprietary rights of patents that have been or may be granted to competitors, or others, or the trade secrets of those persons and entities. As our industry expands and more patents are issued, the risk increases that our processes and potential products may give rise to claims that they infringe the patents or trade secrets of others. These other persons could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of the affected product or process. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected product or use the affected process. Required licenses may not be available on acceptable terms, if at all, and the results of litigation are uncertain. If we become involved in litigation or other proceedings, it could consume a substantial portion of our financial resources and the efforts of our personnel.

We rely on confidentiality agreements to protect our trade secrets. If these agreements are breached by our employees or other parties, our trade secrets may become known to our competitors.

We rely on trade secrets that we seek to protect through confidentiality agreements with our employees and other parties. If these agreements are breached, our competitors may obtain and use our trade secrets to gain a competitive advantage over us. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend resources to protect our interests from possible infringement by others.

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Risks Related to the Offering of our August 2019 Convertible Notes and Subsequent Exchange into Series D Preferred Stock

A substantial number of shares of our common stock may be issued pursuant to the terms of convertible notes we issued in August 2019 (the “Convertible Notes”) and Series D Preferred Stock, into which $5.5 million principal amount of our Convertible Notes were exchanged, which could cause the price of our common stock to decline.

The Convertible Notes are convertible into shares of our common stock at an initial conversion price of $1.00 per share, for an aggregate of 11,500,000 shares, or approximately 31% of our outstanding common stock as of January 17, 2020 (without taking into account the limitations on the conversion of the Convertible Notes as described elsewhere in this prospectus).

Furthermore, the number of shares of common stock to be issued may be substantially greater if the Convertible Notes and Series D Preferred Stock are converted into shares of common stock in accordance with the installment conversion process or the warrants issued in conjunction with the Convertible Notes and Series D Preferred Stock are exercised, each as described elsewhere in this prospectus. In such cases the number of shares issued will be determined based on the then-current market price. We cannot predict the market price of our common stock at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Convertible Notes. The number of shares of common stock to be issued also may be substantially greater if we voluntarily reduce the conversion price of the Convertible Notes as permitted under Section 7(d) of the Convertible Notes.

The Convertible Notes and Series D Preferred Stock likely will be converted only at times when it is economically beneficially for the holder to do so, and we are entitled to pay interest in shares and make installment conversions only at a price per share that is at a discount to the then-current market price. In any event, the issuance of these shares will dilute our other equity holders, which could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock by the selling stockholder of the Convertible Notes or the Series D Preferred Stock, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the selling stockholder of the Convertible Notes or the Series D Preferred Stock of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock. On October 15, 2019, our resale registration statement for 17,250,000 shares of our common stock (to be issued upon conversion of the Convertible Notes) on Form S-1 was declared effective.

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The requirement that we repay the Convertible Note and interest thereon and redeem the Series D Preferred Stock in cash under certain circumstances, and the restrictive covenants contained in the Convertible Note and Series D Preferred Stock, could adversely affect our business plan, liquidity, financial condition, and results of operations.

We may be required to repay the Convertible Note and interest thereon and/or redeem the Series D Preferred Stock in cash, if we do not meet certain customary equity conditions (including minimum price and volume thresholds) or in certain other circumstances. For example, we will be required to repay the outstanding principal balance and accrued but unpaid interest and/or redeem the Series D Preferred Stock, along with a premium, upon the occurrence of a Change of Control (as defined in the Convertible Note). In addition, the Convertible Note and Series D Preferred Stock contain restrictive covenants, including financial covenants. These obligations and covenants could have important consequences on our business. In particular, they could:

●	require us to dedicate a substantial portion of our cash flow from operations to payments on the Convertible Note and/or redemption of the Series D Preferred Stock;

●	limit, among other things, our ability to borrow additional funds and otherwise raise additional capital, and our ability to conduct acquisitions, joint, ventures or similar arrangements, as a result of our obligations to make such payments and comply with the restrictive covenants in the Convertible Note and/or Series D Preferred Stock;

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

●	increase our vulnerability to general adverse economic and industry conditions; and

●	place us at a competitive disadvantage compared to our competitors that have lower fixed costs.

The debt service requirements of any other outstanding indebtedness or preferred stock we incur or issue in the future, as well as the restrictive covenants contained in the governing documents for any such indebtedness, could intensify these risks.

In the event we are required to repay the Convertible Note and/or redeem the Series D Preferred Stock in cash, we may seek to refinance the remaining balance, by either refinancing with the holder of the Convertible Note and/or Series D Preferred Stock, by raising sufficient funds through a sale of equity or debt securities or by obtaining a credit facility. No assurances can be given that we will be successful in making the required payments under the Convertible Note and/or Series D Preferred Stock, or in refinancing our obligations on favorable terms, or at all. Should we determine to refinance, it could be dilutive to shareholders.

If we are unable to make the required cash payments, there could be a default under the Convertible Note and/or Series D Preferred Stock. In such event, or if a default otherwise occurs under the Convertible Note, including as a result of our failure to comply with the financial or other covenants contained therein, the holders of the Convertible Note and/or Series D Preferred Stock could require us to immediately repay 115% of the outstanding principal and interest on the Convertible Note and/or redeem the Series D Preferred Stock in cash.

Risks Related to this Offering and the Ownership of Our Securities

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Investors in this offering will experience immediate and substantial dilution in net tangible book value (deficit).

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to                              shares of common stock and warrants to purchase                    shares of common stock at a public offering price of $                per share, and after deducting the underwriter’s discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $                      per share.

We have also issued options in the past to acquire common stock at prices significantly below the offering price. As of January 17, 2020, there were 1,125,000 shares of common stock subject to outstanding options with a weighted-average exercise price of $4.72 per share. To the extent that these outstanding options are ultimately exercised, you will incur further dilution, and our stock price may decline. To the extent that additional or outstanding options or warrants are granted and/or exercised you will experience further dilution. See “Dilution” for a more complete description of how the value of your investment in our common stock will be diluted upon the completion of this offering.

Our shares will be subject to potential delisting if we do not maintain the listing requirements of the NASDAQ Capital Market.

NASDAQ has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from NASDAQ, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange. As of the date of this prospectus, we are not in compliance with NASDAQ’s $1.00 per share minimum bid price rule, and the Company has an extended deadline to regain compliance until June 22, 2020.

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The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we face increased legal, accounting, administrative and other costs and expenses. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by NASDAQ, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

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As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult in the future for us to attract and retain qualified members of our Board of Directors, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

The market price of our common stock and warrants may be volatile, and you may not be able to resell your shares and warrants at or above the initial public offering price.

The market price for our common stock and warrants may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial or operational estimates or projections;

●	conditions in markets generally;

●	changes in the economic performance or market valuations of companies similar to ours;

●	general economic or political conditions in the United States or elsewhere;

●	any delay in development of our products or services;

●	our failure to comply with regulatory requirements;

●	our inability to commercially launch products and services and market and generate sales of our products and services,

●	developments or disputes concerning our intellectual property rights;

●	our or our competitors’ technological innovations;

●	general and industry-specific economic conditions that may affect our expenditures;

●	changes in market valuations of similar companies;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents;

●	future sales of our common stock or other securities, including shares issuable upon the exercise of outstanding warrants or convertible securities or otherwise issued pursuant to certain contractual rights;

●	period-to-period fluctuations in our financial results; and

●	low or high trading volume of our common stock due to many factors, including the terms of our financing arrangements.

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In addition, if we fail to reach an important development, commercialization or sales milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common stock. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common stock to be particularly volatile and negative results would have a substantial negative impact on the price of our common stock and warrants.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. The market price of our common stock and warrants will fluctuate and there can be no assurances about the levels of the market prices for our common stock and warrants.

In some cases, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements disclosure;

●	taking advantage of an extension of time to comply with new or revised financial accounting standards;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders are not provided information or rights available to shareholders of more mature companies. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

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Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. While we are not currently delaying the implementation of any relevant accounting standards, in the future we may avail ourselves of this right, and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

FINRA sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

Financial Industry Regulatory Authority, Inc. (FINRA) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure is expensive. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating U.S. public companies.

As a publicly reporting company, we are faced with expensive and complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Act and the rules of the NASDAQ Stock Market. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards of a U.S. public company are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, our executive officers have little experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock and warrants could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock and warrants or trading volume to decline.

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Speculative Nature of Warrants.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $                  per share, prior to               years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

There is no public market for our warrants, which could limit your ability to sell our warrants.

There is currently no public market for our warrants and we do not expect a market to develop. In addition, we do not plan to have our warrants quoted or traded on any market, including the NASDAQ Stock Market. Without an active market, the liquidity of the warrants may be limited.

Exercise or conversion of outstanding warrants and convertible securities will dilute shareholders’ percentage of ownership.

We have issued convertible securities, options and warrants to purchase shares of our common stock to our officers, directors, consultants and other shareholders in public and private transactions. In the future, we may grant additional options, warrants and convertible securities. The exercise or conversion of options, warrants or convertible securities will dilute the percentage ownership of our shareholders, which may have a negative effect on the trading price of our common stock. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may exercise or convert such options, warrants and convertible securities at a time when we would be able to obtain additional equity capital on terms more favorable than such securities or when our common stock is trading at a price higher than the exercise or conversion price of the securities. The exercise or conversion of outstanding warrants, options and convertible securities will have a dilutive effect on the securities held by our shareholders.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “will”, and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our limited operating history;

●	our ability to manufacture, market and sell our products;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws; and

●	acceptance of our business model by investors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

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Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the           shares of common stock and warrants to purchase                    share of common stock will be approximately $                          , or approximately $                     if the underwriter exercises in full its option to purchase additional shares and/or warrants, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of warrants sold in this offering. If all of the warrants sold in this offering were to be exercised in cash at the exercise price of $           per share, we would receive additional net proceeds of approximately $               . We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. We currently estimate that we will use the net proceeds from this offering as follows: (i) $                         to the production of new tool products, (ii) $                to the development of mobile technology including accessories and attachments, (iii) $                 to sales and marketing and (iv) $                             for working capital needs.

The use of the proceeds represents management’s estimates based upon current business and economic conditions. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although our company does not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

As of January 17, 2020, we had approximately 100 shareholders of record of our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TBLT” and our Series A Warrants are listed on The NASDAQ Capital Market under the symbol “TBLTW”.

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DIVIDEND POLICY

We have never paid any cash dividends on our common stock. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future following this offering. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and other factors that our Board of Directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2019:

●	on an actual basis; and

●

on a pro forma as adjusted basis to reflect the sale by us of                       shares of common stock and warrants at the public offering price of $              per share of common stock and warrant, after deducting (i) underwriting discounts and commissions of approximately $              and (ii) estimated offering costs of $175,000 payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing in each of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2020, each of which is incorporated by reference in this prospectus.

Numbers are expressed in thousands (U.S. dollars) except share and per share data.

	As of September 30, 2019
Capitalization in U.S. Dollars in thousands	Actual	As Adjusted
		(Unaudited)
Cash	$2,455,323	$
Convertible notes payable	$8,898,913
Common stock, par value $0.0001 per share, 200,000,000 shares authorized; 28,120,293 shares issued and outstanding actual; shares issued and outstanding pro forma as adjusted	$2,800	$
Additional paid in capital	41,463,387
Accumulated deficit	(41,294,108)
Total stockholders’ deficiency	172,079
Total Capitalization	$9,070,992	$

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The number of shares of common stock that will be outstanding after this offering set forth above is based on 36,460,923 shares of common stock outstanding as of January 17, 2020, and excludes the following:

●	125,000 shares of common stock issuable upon the exercise of stock options at a weighted average exercise price of $10.00 per share, all of which were issued under the 2016 Stock Option Plan;

●	1,000,000 shares of common stock issuable upon the exercise of stock options at a weighted average price of $4.06 per share, all of which were issued under the 2018 Equity Incentive Plan;

●	875,000 shares of common stock reserved for issuance under our 2016 Stock Option Plan, and 1,000,000 shares of common stock reserved for issuance under our 2018 Equity Incentive Plan;

●	5,750,000 warrants issued to an institutional investor in August 2019 at an exercise price of $1.00 per share;

●	8,721,051 shares of common stock issuable upon exercise of warrants issued to the investors and representatives (in various previous private placement transactions consummated by us) at an exercise price per share ranging from $5.00 to $12.00; and

●	5,755 shares of Series D Convertible Preferred Stock convertible into 5,755,000 shares of common stock.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock in this offering and the as adjusted net tangible book value (deficit) per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value (deficit), which is tangible assets less total liabilities less debt discounts, by the number of outstanding shares of our common stock as of September 30, 2019, assuming no value is attributed to the warrants and such warrants are accounted for and classified as equity. Our historical net tangible book value (deficit) as of September 30, 2019, was approximately ($0.02 million) or $ (.0002) per share of our common stock.

After giving effect to the sale of           shares of our common stock and accompanying warrants at an the public offering price of $          per share of common stock and accompanying warrant, after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as adjusted net tangible book value (deficit) as of September 30, 2019, would have been approximately $          million, or $          per share of common stock and accompanying warrant. This represents an immediate increase in as adjusted net tangible book value of $          per share to existing shareholders and an immediate dilution of $          per share to investors purchasing shares of common stock in this offering at the public offering price, attributing none of the assumed combined public offering price to the warrants offered hereby.

The following table illustrates per share dilution as of September 30, 2019:

Public offering price per share of common stock			$
Net tangible book value (deficit) per share		$(0.0002)
Increase in net tangible book value (deficit) per share attributable to this offering	$
Net tangible book value (deficit) per share after this offering			$
Dilution per share to investors participating in this offering			$

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If the underwriter exercises in full its option to purchase up to                          additional shares of common stock at the public offering price of $                 per share, the as adjusted net tangible book value (deficit) after this offering would be $               per share, representing an increase in net tangible book value (deficit) of $             per share to existing shareholders and immediate dilution in net tangible book value (deficit) of $            per share to investors purchasing our common stock in this offering at the assumed public offering price.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2018 and nine months ended September 30, 2019 are hereby respectively incorporated by reference in its entirety from our Form 10-K filed with the SEC on March 29, 2019 and our Form 10-Q filed with the SEC on November 19, 2019.

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND DECEMBER 31, 2017 AND THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019

Our audited financial statements as of and for the years ended December 31, 2018 and December 31, 2017, respectively, and our unaudited condensed financial statements as of and for the three and nine months ended September 30, 2019 and September 30, 2018, respectively, are hereby respectively incorporated by reference in their entirety from our Form 10-K for the year ended December 31, 2018, filed with the SEC on March 29, 2019 and our Form 10-Q for the nine months ended September 30, 2019, filed with the SEC on November 19, 2019, respectively.

BUSINESS

Overview

Our company was formed on April 9, 2012 as Phalanx, Inc., under the laws of the State of Nevada and changed its name to ToughBuilt Industries, Inc. on December 29, 2015. We were formed to design, manufacture and distribute innovative tools and accessories to the building industry. We market and distribute various home improvement and construction product lines for both do-it-yourself (“DIY”) and professional markets under the TOUGHBUILT® brand name, within the global multibillion dollar per year tool market. All of our products are designed by our in-house design team. Since our initial launch of product sales seven years ago, we have experienced significant annual sales growth from approximately $1,000,000 in 2013 to $15,289,400 in 2018.

Since August 2013, pursuant to a Service Agreement, we have been collaborating with Belegal, a Chinese firm, whose team of experts has provided ToughBuilt with additional engineering, sourcing services and quality control support for our operations in China. Belegal assists us with supply-chain management (process and operations in China) for our operations in China, among other things, facilitating the transmission of our purchase orders to our suppliers in China, conducting “in-process” quality checking and inspection, and shipping end-products manufactured in China to their final destinations. In accordance with the agreement, we pay all of the monthly costs for payroll, overhead and other operation expenses associated with the Belegal’s activities on behalf of ToughBuilt.

Our business is currently based on development of innovative and state of the art products, primarily in tools and hardware category, with particular focus on building and construction industry with the ultimate goal of making life easier and more productive for contractors and workers alike. Our current product line includes two major categories related to this field, with several additional categories in various stages of development, consisting of Soft Goods and Kneepads and Sawhorses and Work Products.

ToughBuilt designs and manages its product life cycles through a controlled and structured process. We involve customers and industry experts from our target markets in the definition and refinement of our product development. Product development emphasis is placed on meeting and exceeding industry standards and product specifications, ease of integration, ease of use, cost reduction, design-for manufacturability, quality and reliability.

Our mission consists, of providing products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty.

Recent Business Developments

The following highlights recent developments in our business over the past five years:

●	In 2015, we entered into contractual agreements with 11 additional distributors and retailers.

●	In 2016, we entered into contractual agreements with an additional 15 distributors and retailers, and our sales increased from $8,761,362 in 2015 to $9,216,863 in 2016.

●	In 2017, we entered into contractual agreements with an additional six distributors and retailers, and our sales increased from $9,216,863 in 2016 to $14,201,836 in 2017.

●	In March 2017, we leased approximately 8,300 square feet of office facility in Lake Forest, California for both corporate and sales and research and development purposes.

●	In 2018, we entered into contractual agreements with two additional distributors and retailers.

●	We launched a new line of miter-saw stands with three different SKUs and a new line of gloves with 16 different SKUs. Our sales increased from $14,201,836 in 2017 to $15,289,400 in 2018.

●

In November 2018, we completed our initial public offering, pursuant to which we received net proceeds of $12,415,500 after deducting underwriting discounts and commissions of $934,500. The Company incurred $743,765 in expenses related to the initial public offering.

●

On August 19, 2019, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which it sold $11.5 million aggregate principal amount of promissory notes (at an aggregate original issue discount of 15%) to the investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 13, 2020, the “Company announced that its total gross sales for 2019 exceeded $20.0 million.

●

We have not yet closed our books for our year ended December 31, 2019. Our independent registered public accounting firm has not yet completed its audit of our results for the year ended December 31, 2019. Set forth below are our preliminary estimate of revenue that we expect to report for our year ended December 31, 2019. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our year ended December 31, 2019 are finalized. Our sales increased by 25% during the year ended December 31, 2019 compared to the same period in 2018.

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Products

We create innovative products that help our customers build faster, build stronger and work smarter. We accomplish this by listening to what our customers want and need and researching how professionals work, then we create tools that help them save time, save hassle and save money.

TOUGHBUILT® manufactures and distributes an array of high quality and rugged tool belts, tool bags and other personal tool organizer products. We also manufacture and distribute a complete line of knee pads for various construction applications. Our line of job-site tools and material support products consists of a full line of miter-saw and table saw stands and saw horses/job site tables and roller stands. All of our products are designed and engineered in the United States and manufactured in China and India under our quality control supervision. We do not need government approval for any of our products.

Our soft sided tool storage line is designed for a wide range of do-it-yourself and professional needs. This line of pouches and tool and accessories bags is designed to organize our customers’ tools faster and easier. Interchangeable pouches clip on and off any belt, bag ladder wall or vehicle. Our products let our customers carry what they want so they have it when they want it.

ToughBuilt’s wide mouth tool carry-all bags come in sizes from 12 inches to 30 inches. They all have steel reinforced handles and padded shoulder straps which allow for massive loads to be carried with ease. Rigid plastic hard-body lining protects everything inside. Double mesh pockets included inside provide complete visibility for stored items. They include a lockable zipper for added security and safety and secondary side handles for when it takes more than one to carry the load.

All of these products have innovative designs with unique features that provide extra functionality and enhanced user experience. Patented features such as our exclusive “Cliptech” mechanism incorporated in some of the products in this line are unique in these products for the industry and have distinguished the line from other similarly situated products thus we believe, increasing appeal amongst the other products of this category in the professional community and among the enthusiasts.

Soft Goods

The flagship of the product line is the Soft Goods line that consists of over 100 variations of tool pouches, tool rigs, tool belts and accessories, tools bags, totes, variety of storage solutions, and office organizers/bags for laptop/tablet/cellphones, etc. Management believes that the breadth of the line is one of the deepest in the industry and has specialized designs to suit professionals from all sectors of the industry including plumbers, electricians, framers, builders and more.

We have a selection of over 10 models of kneepads, some with revolutionary and patented design features that allow the users to interchange components to suit particular conditions of use. Management believes that these kneepads are among the best performing kneepads in the industry. Our “all terrain” knee pad protection with snapshell technology is part of our interchangeable kneepad system which helps to customize the jobsite needs. They are made with superior quality using multilevel layered construction, heavy duty webbing and abrasion-resistant PVC rubber.

Sawhorses and Work Products

The second major category consists of Sawhorses and Work Support products with unique designs and robust construction targeted for the most discerning users in the industry. The innovative designs and construction of the more than 15 products in this category have led to the sawhorses becoming among the best sellers of category everywhere they are sold. The newest additions in this category include several stands and work support products that are quickly gaining recognition in the industry and are expected to position themselves in the top tier products in a short time. Our sawhorse line, miter saw, table saw & roller stands are built to very high standards. Our sawhorse/jobsite table is fast to set up, holds 2,400 pounds, has adjustable heights, is made of all metal construction and has a compact design. We believe that these lines of products are slowly becoming the standard in the construction industry.

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All of our products are designed in house to achieve features and benefits for not only the professional construction worker but also for the do-it-yourself person.

Business Strategy

Our product strategy is to develop product lines in a number of categories rather than focus on a single line of goods. We believe that this approach allows for rapid growth, wider brand recognition, and may ultimately result in increased sales and profits within an accelerated time period. We believe that building brand awareness of our current ToughBuilt lines of products will expand our share of the pertinent markets. Our business strategy includes the following key elements:

●	A commitment to technological innovation achieved through consumer insight, creativity and speed to market;
●	A broad selection of products in both brand and private labels;
●	Prompt response;
●	Superior customer service; and
●	Value pricing.

We will continue to consider other market opportunities while focusing on our customers’ specific requirements to increase sales.

Market

According to “Statista & Statistic Brain” the annual revenue in the construction industry (based on firm revenue) was $1.731 trillion for 2016 in the United States. There was approximately $394.6 billion in home improvement sales in the U.S. in 2018 (https://www.statista.com/statistics/239759/predicted-sales-of-home-improvement-retailers-in-the-us/). The heavy and civil engineering industry is over $260 billion in sales with tools and hardware alone totaling over $60 billion for that same time period. In 2016, there were approximately 729,000 construction companies in the United States employing more than 7.3 million employees. In addition to the construction market, our products are marketed to the “do-it-yourself” and home improvement market place. The home improvement industry has fared much better in the aftermath of the Great Recession than the housing market. The U.S. housing stock of more than 130 million homes requires regular investment merely to offset normal depreciation. And many households that might have traded up to more desirable homes during the downturn decided instead to make improvements to their current homes. Meanwhile, federal and state stimulus programs encouraged homeowners and rental property owners to invest in energy-efficient upgrades that they might otherwise have deferred. Finally, many rental property owners, responding to a surge in demand from households either facing foreclosure or nervous about buying amid the housing market uncertainty, reinvested in their units.

As a result, improvement and repair spending held up well compared to residential construction spending. According to “Home Improvement – Still Growing in 2019”, on www.hiri.org, “the HIRI/IHS Markit forecast expects 5.5% growth in the home improvement products market in 2019 after a strong 6.2% in 2018.”

Total home improvement products sales was expected to increase 5.5% in 2018 to $420 billion in total sales. The Professional Market was expected to increase 6.0% in 2019 over 2018 and the Consumer Market will see a sales increase of 5.3%.

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TOUGHBUILT® products are available worldwide in many major retailers ranging from home improvement and construction products and services stores to major online outlets. Currently, we have placement in Home Depot, Menards, Toolbank (UK), Bunning’s (Australia), Princess Auto (Canada), Dong Shin Tool PIA (S. Korea) as well as seeking to grow our sales in global markets such as Western and Central Europe, Russia and Eastern Europe, South America and the Middle East.

Retailers by region include:

United States: Home Depot, Menards, GM products, Fire Safety, Hartville Hardware, ORR, Pooley, YOW, Wesco, Buzzi, and Western Pacific Building Materials.

Canada: Princess Auto

United Kingdom: Toolbank (distribution throughout the U.K. and online selling for Europe).

France: Birck

Australia: Bunnings

New Zealand: Bunnings

Russia: VSEInstrumenti.ru

South Korea: Dong Shin Tool PIA Co., Ltd.

We are actively expanding into markets in Mexico and Latin American countries the Middle East and South Africa.

We are currently in product line reviews and discussions with Lowe’s, Home Depot Canada, Do It Best, True Value and other major retailers both domestically and internationally. A product line review requires the supplier to submit a comprehensive proposal which includes product offerings, prices, competitive market studies and relevant industry trends and other information. Management anticipates, within the near term, adding to its customer base up to three major retailers, along with several distributors and private retailers within six sectors and among 56 targeted countries.

Innovation and Brand Strength

Management believes that the robust capabilities at ToughBuilt eclipse those of many competitors as not every distributor or factory has the ability to quickly identify industry and end user opportunities and execute quickly to deliver winning product lines consistently. Also, in our view, most distributors and factories do not have a recognizable and reputable brand or the proven ability to reach major retailers globally to position their products and brands. We believe that we are able to take a design from concept to market within a very short period of time.

Product and Services Diversification

TOUGHBUILT® is a singular brand with a driven team that is poised to scale into a highly recognized global entity. We aim to grow ToughBuilt with several significant subsidiaries in the next few years to become the hub/platform for professionals, DIY’s (Do It Yourselfers) and passionate builders everywhere. Management anticipates that future subsidiaries will focus on licensing, gear, mobile, equipment rentals and maintenance services.

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New Products

Tools

In 2018, we ordered and launched a new line of gloves and 28 SKUs of tool belt and pouches. We also intend to launch the following tools in the first half of 2020:

●	Clamp line

●	Hammer line

●	Pliers line

●	Screwdriver line

●	Tape measure line

●	Utility knife line

Mobile Device Products

Since 2013, we have been planning, designing, engineering and sourcing the development of a new line of ToughBuilt mobile devices and accessories to be used in the construction industry and by building enthusiasts. We are planning to have our mobile device products ready to market by late 2020 at which time we intend to commence marketing and selling our mobile device products to our current global customer base. We believe that increasing numbers of companies in the construction industry are requiring their employees to utilize mobile devices not just to communicate with others but to utilize the special apps that will allow the construction workers to do their job better and more efficiently. All of our mobile devices are designed and built in accordance with IP-68 and to a military standard level of durability and with the cooperation of Foxconn Manufacturing.

Our ruggedized mobile line of products was created to place customized technology and wide varieties of data in the palm of the building professionals and enthusiasts such as contractors, subcontractors, foreman, general laborers and others. We are designing the devices, accessories and custom apps to allow the users to plan with confidence, organize faster, find labor and products faster, estimate accurately, purchase wisely, protect themselves, workers and their business, create and track invoicing faster and easier.

By the fourth quarter of 2020, we intend to launch our T.55 rugged mobile phones and earbud headphones, as well as a “T-Dock”, attachable battery, tri lens camera and tough shield cover and accessories. In the fourth quarter of 2020, we also intend to launch the following accessories: car charger, QI charger, car mounts and earbud pack, and we will focus on sales in the following industries: construction, industrial, military and law enforcement and “.coms”.

By the fourth quarter of 2020, we intend to launch applications for our mobile phones relating to the following topics:

1.	National building codes
2.	Inspection booking
3.	Labor ready
4.	Estimating apps & programs
5.	Structural engineers
6.	Architects
7.	Building plans
8.	Workers comp
9.	Equipment insurance
10.	Project insurance & bonds
11.	Vehicle insurance
12.	Liability insurance
13.	Umbrella insurance
14.	Collection agencies
15.	Construction loans
16.	Small business loans
17.	Job listings
18.	Tool exchange

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Agreement with Foxconn

On October 18, 2016, we entered into a Project Statement of Work Agreement (“SOW”) with Hon Hai Precision Ind. Co., Ltd., a corporation organized under the law of Taiwan (referred to as “Foxconn”) to design, manufacture and supply to us a certain rugged mobile telephone (the “Product”). The Company will pay to Foxconn all fees and costs required to develop the Product. The Product will be developed by Foxconn to our specifications. We will submit to Foxconn written specifications, features and concepts required to be included in the Product. The specifications are subject to review and update by the parties and upon written approval by the parties such new or revised specifications will become part of the SOW. The SOW also provides dates for completion of deliverables, such as prototypes, “Beta” testing of the Product, sample assembly of the prototype and commencement of mass production of the Product. We may terminate the SOW at any time, in which case we must pay the costs for those portions of the development work completed by Foxconn up to the date of termination. The SOW is governed, construed and enforced in accordance with the laws of the State of California.

Mobile Device Market

Based upon an annual white paper published by the Mobile and Wireless Practice of Venture Development Corporation, we believe that an increasing number of companies are requiring their employees to transact business in the field and/or other non-traditional office environments. Because of this and other factors, the construction industry is accelerating its acceptance of wireless technology. We further believe that the construction industry, like other industries, will be leveraging mobile and wireless solutions to address the need for greater collaboration among a highly mobile and distributed workforce.

We believe that mobility is one of the top technology trends that construction companies are focusing on in 2020 and beyond. Mobile technology continues to have a significant impact on business, specifically with regard to business communication as this technology enhances the ability for colleagues at different locations to easily communicate, enhances customer experience through the improvement of applications and websites available to consumers to do business through their devices “at their fingertips”, and optimizes business operations as there is instant access to business functions at any time and from any location.

While the construction industry has widely adopted solutions such as push to talk (PTT) telephony applications, the use of mobile and wireless data applications has been limited. IT solutions in general and mobile and wireless solutions specifically have been adopted at varying degrees within organizations and to support the various phases of construction projects. Currently the business planning, engineering and procurement operations have more effectively deployed IT solutions while actual construction operations have fallen behind in IT infrastructure and field automation solutions. The construction and engineering workforce is inherently mobile. However, construction sites have never effectively leveraged (wireless) communications networks to connect these distributed and often remote workers and their assets. Nevertheless, construction project managers require real time access to a variety of information, including real time tool inventory management, raw materials deliveries, job costing, time stamping and general project management information. The challenge, however, is the lack of network access on construction sites resulting in an information bottleneck on the job site. Buoyed by advances in wireless technologies – including coverage, performance, security and cost of ownership – we believe this is becoming an issue of the past for construction operations.

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Mobile Apps

We intend to include apps on our mobile devices and are developing, with a third party applications developer, apps which will include, among other things, building codes, permitting, estimating and job listings. The purposes of the apps that are being developed address:

●	Reducing construction delays. Gathering real-time information at the job site about issues such as tradesmen and contractors present at the site, construction progress, or incidents, can reduce overall project delays. This critical information helps to bring issues to light that might put projects on hold, and keep construction on schedule.

●	Improving communication with owners and project stakeholders. Completing daily reports at the job site on mobile devices and sending automated emails can tighten the communication loop with project stakeholders. When all parties involved in the project have access to the same information at the same time, errors are reduced and issues requiring attention can be addressed faster.

●	Increasing back-office efficiency. By eliminating the use of paper and spreadsheets, construction companies can save hundreds of hours spent on data entry, collating information for reporting, or looking for paperwork that has been lost or filed away. Increasing back-office efficiency allows projects to be run leaner and to be completed on time and on budget.

●	Improving accountability of field staff. Staff travel times, GPS locations and time spent on-site can all be consistently monitored with mobile apps. This improves accountability and reduces labor costs. Costs can be also reduced with mobile timesheets that record clock-in/clock-out time to the minute.

●	Improving accuracy of project documentation. Using mobile apps to capture information at the job site improves accuracy and reduces issues that arise from illegible handwriting, inconsistent data, and information gaps. Photos, GPS, time stamps and signatures captured on-site provide an accurate and indisputable audit trail for the project, delivering accountability to clients or evidence in legal disputes.

●	Improving equipment management. Construction companies that use a database-driven mobile solution can maximize the use of equipment through better management and tracking. Real-time information about maintenance schedules, availability, and equipment locations helps to improve inventory planning and use.

●	Utilizing real-time mobile access to plans and bylaws. With apps that provide two-way access to information, construction companies can file electronic versions of drawings, plans or bylaws for quick offline access by teams in the field. This improves productivity and reduces the need for re-work.

Sales Strategy

The devices, accessories and bolt-on digital tools will be sold through relevant home improvement big box stores, direct marketing to construction companies, direct marketing of trade/wholesale outlets and to professional outlets.

Intellectual Property

We hold several patents and trademarks of various durations and believe that we hold, have applied for or license all of the patent, trademark and other intellectual property rights necessary to conduct our business. We utilize trademarks (licensed and owned) on nearly all of our products and believe having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying our brands and our company, and in distinguishing our goods from the goods of others. We consider our ToughBuilt®, Cliptech®, and Fearless® trademarks to be among our most valuable intangible assets. Trademarks registered both in and outside the U.S. are generally valid for ten years, depending on the jurisdiction, and are generally subject to an indefinite number of renewals for a like period on appropriate application.

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In 2019, the United States Patent and Trademark Office (USPTO) granted two new design patents (US D840,961 S and US D841,635 S) that cover ToughBuilt’s ruggedized mobile devices, which are valid for a period of 15 years.

We also rely on trade secret protection for our confidential and proprietary information relating to our design and processes for our products. We have entered into and will continue to enter into confidentiality, non-competition and proprietary rights assignment agreements with our employees and independent contractors. We have entered into and will continue to enter into confidentiality agreements with our suppliers to protect our intellectual property.

Competition

The tool equipment and accessories industry is highly competitive on a worldwide basis. We compete with a significant number of other tool equipment and accessories manufacturers and suppliers to the construction, home improvement and Do-It-Yourself industry, many of which have the following:

●	Significantly greater financial resources than we have;

●	More comprehensive product lines;

●	Longer-standing relationships with suppliers, manufacturers, and retailers;

●	Broader distribution capabilities;

●	Stronger brand recognition and loyalty; and

●	The ability to invest substantially more in product advertising and sales.

Our competitors’ greater capabilities in the above areas enable them to better differentiate their products from ours, gain stronger brand loyalty, withstand periodic downturns in the construction and home improvement equipment and product industries, compete effectively on the basis of price and production, and more quickly develop new products. These competitors include DeWalt, Caterpillar and Samsung Active.

The markets for the Company’s mobile products and services are also highly competitive and the Company is confronted by aggressive competition in all areas of its business. These markets are characterized by frequent product introductions and rapid technological advances that have substantially increased the capabilities and use of mobile communication and media devices, personal computers and other digital electronic devices. The Company’s competitors who sell mobile devices and personal computers based on other operating systems have aggressively cut prices and lowered their product margins to gain or maintain market share. The Company’s financial condition and operating results can be adversely affected by these and other industry-wide downward pressures on gross margins. Principal competitive factors important to the Company include price, product features, relative price/performance, product quality and reliability, design innovation, a strong third-party software and peripherals ecosystem, marketing and distribution capability, service and support and corporate reputation.

The Company is focused on expanding its market opportunities related to mobile communication and media devices. These industries are highly competitive and include several large, well-funded and experienced participants. The Company expects competition in these industries to intensify significantly as competitors attempt to imitate some of the features of the Company’s products and applications within their own products or, alternatively, collaborate with each other to offer solutions that are more competitive than those they currently offer. These industries are characterized by aggressive pricing practices, frequent product introductions, evolving design approaches and technologies, rapid adoption of technological and product advancements by competitors, and price sensitivity on the part of consumers and businesses. Competitors include Apple, Samsung and Qualcomm, among others.

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Legal Proceedings

On August 16, 2016, Edwin Minassian filed a complaint against the Company and Michael Panosian, our Chief Executive Officer, in the Superior Court of California, County of Los Angeles. The complaint alleges breach of oral contracts to pay Mr. Minassian for consulting and finder’s fees, and to hire him as an employee. The complaint further alleges, among other things, fraud and misrepresentation relating to the alleged tender of $100,000 to the Company in exchange for “a 2% stake in ToughBuilt” of which only $20,000 was delivered. The complaint seeks unspecified monetary damages, declaratory relief concerning the plaintiff’s contention that he has an unresolved 9% ownership stake in ToughBuilt and other relief according to proof.

On April 12, 2018, the Court entered judgments against the Company and Mr. Panosian in the amounts of $7,080 and $235,542, plus awarding Mr. Minassian a 7% ownership interest in the Company (the “Judgments”). Mr. Minassian served notice of entry of the judgments on April 17, 2018 and the Company and Mr. Panosian received notice of the entry of the default judgments on April 19, 2018.

On April 25, 2018, the Company and Mr. Panosian filed a motion to have the April 12, 2018 default judgment on Plaintiff’s Complaint, the February 13, 2018 defaults, and April 14, 2017 Order for terminating sanctions striking Defendants’ Answer set aside on the basis of their former attorney’s declaration that his negligence resulted in the default judgment, default, and terminating sanctions being entered against the Company and Mr. Panosian. The motion was denied on August 29, 2018 as a result of a court hearing held on August 3, 2018. On September 13, 2018, the Company and Mr. Panosian satisfied the Judgments by payment of $252,924.69 (which includes $10,303.48 post judgment interest) to Mr. Minassian and by transferring to him a number of management-owned shares reflecting a 7% ownership stake in the Company. On October 18, 2018, the Company and Mr. Panosian filed a Notice of Appeal in the Superior Court of the State of California, Los Angeles County, with respect to the Order denying their motion for relief from the above-referenced judgment.

On October 1, 2019, the Second Appellate District of the California Court of Appeal issued its opinion reversing the trial court’s order denying the Company’s motion for relief from the default judgment and directing the trial court to grant the Company’s motion for relief, including allowing the Company to file an Answer and contest Minassian’s claims. We expect the appellate court to issue a remittitur officially transferring the matter from the appellate court back to the trial court for further proceedings consistent with its ruling. Upon return to the trial court, the Company intends to vigorously contest Minassian’s claims.

MANAGEMENT

Directors and Executive Officers

The names, positions and ages of our directors and executive officers as of the date of this proxy statement are as follows:

Name	Age	Position
Michael Panosian	56	President, CEO and Director
Joshua Keeler	40	Vice-President - Research & Development and Director
Zareh Khachatoorian	60	COO and Secretary
Jolie Kahn	55	Acting Chief Financial Officer

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of stockholders and until their successors have been elected and qualified.

Michael Panosian, Co-Founder, President, CEO and Director

Mr. Panosian co-founded our Company in 2012 and has been our CEO, President and director since inception. In 2008, Mr. Panosian co-founded Pandun, Inc., a manufacturer and distributor of tools and tool accessories in Asia, and served as its CEO until 2012. Mr. Panosian has over 16 years of extensive experience in innovation, design direction, product development, brand management, marketing, merchandising, sales, supply chain and commercialization experience in the hardware industry. He has launched several product projects spanning several fields. Mr. Panosian has deep knowledge of doing business in China where he managed a team of over 350 engineers, industrial designers and marketing professionals while stationed in Suzhou with his team for 4 years. Mr. Panosian is a graduate of Northrop University in Aerospace engineering with numerous specializations; he holds numerous patents and trademarks that are shared with some of his colleagues at our Company and other development teams. Mr. Panosian has been deemed to be suitable as a director due to his intimate knowledge of the Company since inception and his business and engineering expertise.

Joshua Keeler, Co-Founder, Vice-President Research & Development and Director

As the Vice-President Research & Development at our Company, Mr. Keeler is responsible for all product development. Mr. Keeler co-founded our Company in 2012 and works directly with Mr. Panosian in bringing innovative ideas to market. Mr. Keeler is a graduate of Art Center College of Design with a BS in Industrial Design. Mr. Keeler has over 12 years of product development experience, working on projects spanning several fields, including: automotive, personal electronics, sporting goods and a wide expanse of tools. From 1999 to 2000 he was co-owner and vice-president of Oracle Industrial Design, Co., a private company specializing in industrial design and product development. From August 2000 to April 2004, Mr. Keeler worked for Positec Power Tool Co., a private company in Suzhou, China, designing and creating a large innovation library of numerous power tool concepts. From August 2005 to April 2008, Mr. Keeler was the chief designer for Harbinger International, Inc. From August 2008 to April 2012, he was chief designer for Pandun Inc, specializing in innovative tools and supporting products. He has lived in China and has extensive experience working directly with manufacturers to get designs into production. Mr. Keeler became a Director at our 2019 Annual Meeting, and is deemed suitable as a director by our board of directors (the “Board”) due to his depth of R&D knowledge in the industry.

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Zareh Khachatoorian, Chief Operating Officer and Secretary

Mr. Khachatoorian has over 30 years of experience in the realms of corporate purchasing, product development, merchandising and operations. Prior to joining ToughBuilt in January 2016, Mr. Khachatoorian was the President of Mount Holyoke Inc. in Northridge California, starting in May 2014. Mr. Khachatoorian led Mount Holyoke Inc. in the servicing of its entire import and distribution operations. From August 2008 to April 2014, Mr. Khachatoorian served as the Vice President of Operations at Allied International (“Allied”) in Sylmar, California. At Allied, Mr. Khachatoorian was responsible for the management of overseas and domestic office employees and departments involved in the areas of procurement and purchasing, inventory management, product development, engineering, control and quality assurance, and other related areas. Mr. Khachatoorian holds a Bachelor of Science degree in Industrial Systems Engineering from the University of Southern California. Additionally, Mr. Khachatoorian has been credited as the inventor or co-inventor of more than twenty issued patents, as well as several pending patents with the United States Patent and Trademark Office (USPTO). Mr. Khachatoorian is fluent in Armenian and Farsi.

Jolie Kahn, Acting Chief Financial Officer

Ms. Kahn, age 54, has an extensive background in corporate finance and corporate and securities law. She has been the proprietor of Jolie Kahn, Esq. since 2002. Ms. Kahn has also acted in various corporate finance roles, including extensive involvement of preparation of period filings and financial statements and playing an interal part in public company audits. She also works with companies and hedge funds in complex transactions involving the structuring and negotiation of multi-million dollar debt and equity financings, mergers, and acquisitions. Ms. Kahn has practiced law in the areas of corporate finance, mergers & acquisitions, reverse mergers, and general corporate, banking, and real estate matters. She represents both public and private companies, hedge funds, and other institutional investors in their role as investors in public companies.

Independent Directors

The names, positions and ages of our independent directors (as defined by NASDAQ and SEC rules), all of whom became directors as of November 14, 2018, are as follows:

Name	Age	Position
Robert Faught	70	Director
Paul Galvin	55	Director
Frederick D. Furry	50	Director
Linda Moossaian	53	Director

Robert Faught, Director

As a global senior executive and CEO, Mr. Faught held leadership positions for Fortune 500 companies including Comcast, and Phillips/Lucent. He was the founder and CEO of SmartHome Ventures, a home automation company servicing retail, utility, insurance and telephony distribution channels and their customers. In these leadership roles, he led the development and implementation of the strategic vision throughout the organization, recruited senior talent, led leadership development and oftentimes, oversaw a realignment of senior roles where some executives were outplaced. At Faught Associates, he offers consulting, executive search, leadership development and outplacement to bring an exceptional leadership and performance direction that provides growth and internal development. From January 2014 to January 2016 he was the President and Chief Executive Officer of SmartHome Ventures and has served on its Board since January 2016. The Board has determined that Mr. Faught is suitable as a director due to his long standing leadership roles with Fortune 500 companies.

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Paul Galvin, Director

Paul M. Galvin was appointed as a director and the Chief Executive Officer of SG Blocks, Inc. upon consummation of the reverse merger among CDSI Holdings Inc., CDSI Merger Sub, Inc., SG Blocks, and certain stockholders of SG Blocks on November 4, 2011. Mr. Galvin is a founder of SGBlocks, LLC, the predecessor entity of SGB. He has served as the Chief Executive Officer of SGB and its predecessor entity since 2008. Mr. Galvin has been a managing member of TAG Partners, LLC), an investment partnership formed for the purpose of investing in SGB, since October 2007. Mr. Galvin brings over 20 years of experience developing and managing real estate, including residential condominiums, luxury sales, and market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing, and child survival, where he served for over a decade in a leadership position. During that period, Mr. Galvin designed, developed, and managed emergency food and shelter programs through New York City’s Human Resources Administration and other federal and state entities. Mr. Galvin holds a Bachelor of Science in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University. He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare. Mr. Galvin previously served for 10 years on the Sisters of Charity Healthcare System Advisory Board and six years on the board of directors of SentiCare, Inc. In 2011, the Council of Churches of New York recognized Mr. Galvin with an Outstanding Business Leadership Award. The Company believes he is well suited to sit on its Board due to Mr. Galvin’s pertinent experience, qualifications, attributes, and skills which include his managerial experience and the knowledge and experience he has attained in the real estate industry.

Frederick D. Furry, Director

Mr. Furry is currently the CFO at Luminance Holdco, Inc. and Subsidiaries. Luminance is a private-equity backed designer, custom manufacturer, and distributor of lighting hardware, fixtures, lamps, ceiling fans, lamp parts, and plumbing parts. Headquartered in Los Angeles, California, Luminance has distribution centers located in California, New York, Texas, and Illinois and a wholly-owned foreign enterprise located in Dongguan, China. Prior to Luminance, from 2016 to 2018, Mr. Furry was the CFO at Cunico Corporation, a closely-held, mid-sized manufacturing company based in Long Beach, California. Cunico provides specialty fittings and parts to the US Navy, primarily for nuclear submarines and aircraft carriers. From 2011 to 2015, Mr. Furry was the CFO and COO at Biolase (NASDAQ:BIOL). Biolase is a high-tech, medical device manufacturer of dental lasers located in Irvine, California, that sells its products directly in North America and certain international markets and distributes its products in over 60 international markets. As COO, Mr. Furry initiated the turnaround of failing business and restructured several aspects of the business.

From 1998 to 2010, Mr. Furry was at Windes, a regional public accounting firm based in Southern California, where he served as an Audit Partner and worked with over 25 public and private companies in the middle market with revenues ranging from $20 million to $600 million.

During his 20-year tenure in public accounting, Mr. Furry helped his clients with countless complex technical issues and transactions, including four IPOs, three reverse mergers, well over a dozen M&A transactions, and several leveraged ESOPs.

Mr. Furry has a Master’s of Business Administration degree and a Bachelor’s of Science in Business Administration from the University of California, Riverside and is a Certified Public Accountant (inactive). Mr. Furry’s long experience with public companies and as a financial executive are qualifications which make him an ideal Board member for the Company.

Linda Moossaian, Director

Linda Moossaian is an achievement-oriented financial strategist with an exceptional record of successful initiatives in financial planning, profit optimization, joint venture accounting, and treasury management. She has a strong history of forging strategic partnerships with senior management, including CEOs and CFOs as well as key stakeholders to drive financial objectives, make strategic decisions, and analyze value-added analytics. Ms. Moossaian has a sophisticated understanding of long-range budget preparation, GAAP accounting, M&A, planning models, financial forecasting & analysis, decision support, accounting procedures, and continuous process improvement. Her advanced critical thinking, analytical, qualitative, and quantitative analysis skills have been developed through positions in corporate andpublic accounting and consulting. She currently is the Director, Audit & Controls-WBTV Financial Administration for Warner Bros. in Burbank, CA, a position she has held since July 2019. Ms. Moossaian has previously acted as Director, Theatrical Production Finance (from July 2009 to April 2018) and Director, Financial Planning & Analysis (from April 2018 to July 2019) for Warner Bros. The ToughBuilt Board has determined that Ms. Moossaian’s expertise in finance is well suited to ToughBuilt’s Board’s support of the Company during this phase of rapid growth.

Corporate Governance

The business and affairs of our company are managed under the direction of the Board of Directors.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of our company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ rules provide that a director cannot be considered independent if:

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●	the director is, or at any time during the past three years was, an employee of our company;

●	the director or a family member of the director accepted any compensation from our company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of our company;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which our company made, or from which our company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of our company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of our company’s outside auditor, or at any time during the past three years was a partner or employee of our company’s outside auditor, and who worked on our company’s audit.

Under such definition, Messrs. Faught, Furry and Galvin and Ms. Moossaian are independent directors.

Family Relationships

There are no family relationships among any of our officers or directors.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised entirely of independent directors and none of which met in 2018. The Audit Committee met four times in 2019.

Audit Committee

Our Audit Committee is comprised of three individuals, each of whom is an independent director and at least one of whom, Mr. Furry, is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee does have a charter (which is reviewed annually) and perform several functions. The Audit Committee performs the following:

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●	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engage such independent auditor;

●	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approves in advance any non-audit service to be provided by our independent auditor;

●	monitors the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	reviews the financial statements to be included in our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and review with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

●	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors.

Compensation Committee

Our Compensation Committee is comprised of three individuals, each of whom is an independent director.

The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists our Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and performs several functions.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of three individuals, each of whom is an independent director.

The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. This committee has the authority to oversee the hiring of potential executive positions in our company. The Nominating and Corporate Governance Committee has a charter (which will be reviewed annually) and performs several functions.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board of Directors has determined that Frederick Furry, Paul Galvin, Linda Moossaian and Robert Faught are “independent directors” as defined in the NASDAQ Listing Rules and Rule 10A-3 promulgated under the Exchange Act. As such, all independent directors other than Ms. Moossaian serve on all three of our standing Board committees, with Frederick Furry as Chair of the Audit Committee, Paul Galvin as Chair of the Compensation Committee and Robert Faught as Chair of the Nominating and Corporate Governance Committee.

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Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.toughbuilt.com. In addition, we will post on our website all disclosures that are required by law or the listing standards of NASDAQ concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Indemnification of Officers and Directors

Chapter 78 of the Nevada Revised Statutes (NRS) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that we may indemnify our officers, directors, employees, agents and any other persons to the maximum extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXECUTIVE COMPENSATION

The following table summarizes compensation of our named executive officers, as of December 31, 2019 and 2018.

Summary Compensation Table

Name and position	Year	Salary ($)		Bonus ($)	Stock Compensation ($)(6)	Option Awards ($)	All Other Compensation ($) (1)	Total ($)

Michael Panosian	2019	385,000	(1)	-	-	-	44,423	429,423
Chief Executive Officer	2018	276,250		150,000	224,750	221,336	17,798	890,134

Joshua Keeler	2019	285,000	(2)	-	-	-	32,884	317,884
Vice President - R&D	2018	178,000		100,000	207,850	221,336	9,683	716,869

Zareh Khachatoorian	2019	230,000	(3)	-	-	-	-	230,000
Chief Operating Officer	2018	139,500		-	72,000	146,437	-	357,937

(1) Vacation Payout

(2) Payment of $7,500 per month for CFO Services

Employment and Related Agreements

Except as set forth below, we currently have no other written employment agreements with any of our officers and directors. The following is a description of our current executive employment agreements:

Agreements with Our Named Executive Officers

We have entered into written employment agreements with each of our named executive officers, as described below. Each of our named executive officers has also executed our standard form of confidential information and invention assignment agreement.

Employment Agreement with Michael Panosian

We entered into an employment agreement with Mr. Panosian on January 3, 2017 that governs the terms of his employment with us as President and Chief Executive Officer. Under the terms of this agreement, Mr. Panosian received a “sign-on-bonus’ of $50,000. The term of the agreement is for five years and Mr. Panosian is entitled to an annual base salary of $350,000 beginning on January 1, 2017 and increasing by 10% each year commencing on January 1, 2018. Mr. Panosian was also granted a stock option to purchase 125,000 shares of the Company’s common stock at an exercise price of $10.00 per share. The employment agreement also entitles Mr. Panosian to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

Employment Agreement with Josh Keeler

We entered into an employment agreement with Mr. Keeler on January 3, 2017 that governs the terms of his employment with us as Vice President of Research & Development. Under the terms of this agreement, Mr. Keeler received a “sign-on-bonus’ of $35,000. The term of the agreement is for five years and Mr. Keeler is entitled to an annual base salary of $250,000 beginning on January 1, 2017 and increasing by 10% each year commencing on January 1, 2018. The employment Agreement also entitles Mr. Keeler to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

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Potential Payments to Messrs. Panosian and Keeler upon Termination or Change in Control

Pursuant to the employment agreements, regardless of the manner in which Messrs. Panosian and Mr. Keeler’s service terminates, each executive officer is entitled to receive amounts earned during his term of service, including salary and other benefits. In addition, each of them is eligible to receive certain benefits pursuant to his agreement with us described above.

The Company is permitted to terminate the employment of Mr. Panosian and Mr. Keeler for the following reasons: (1) death or disability, (2) Termination for Cause (as defined below) or (3) for no reason.

Each such officer is permitted Termination for Good Reason (as defined below) of such officer’s employment. In addition, each such officer may terminate his or her employment upon written notice to the Company 90 days prior to the effective date of such termination.

In the event of such officer’s death during the employment period or a termination due to such officer’s disability, such officer or his or her beneficiaries or legal representatives shall be provided the sum of (a) an amount equal to two times the officer’s then prevailing base salary and (b) the bonus that would have been payable to such officer subject to any performance conditions and (c) certain other benefits provided for in the employment agreement.

In the event of such officer’s Termination for Cause by the Company or the termination of such officer’s employment as a result of such officer’s resignation other than a Termination for Good Reason, such officer shall be provided certain benefits provided in the employment agreement and payment of all accrued and unpaid compensation and wages, but such officer shall have no right to compensation or benefits for any period subsequent to the effective date of termination.

Under the employment agreements, “Cause” means: such officer willfully engages in an act or omission which is in bad faith and to the detriment of the Company, engages in gross misconduct, gross negligence, or willful malfeasance, in each case that causes material harm to the Company, breaches this Agreement in any material respect, habitually neglects or materially fails to perform his duties (other than any such failure resulting solely from such officer’s physical or mental disability or incapacity) after a written demand for substantial performance is delivered to such officer which identifies the manner in which the Company believes that such officer has not performed his duties, commits or is convicted of a felony or any crime involving moral turpitude, uses drugs or alcohol in a way that either interferes with the performance of his duties or compromises the integrity or reputation of the Company, or engages in any act of dishonesty involving the Company, disclosure of Company’s confidential information not required by applicable law, commercial bribery, or perpetration of fraud; provided, however, that such officer shall have at least forty-five (45) calendar days to cure, if curable, any of the events which could lead to his termination for Cause.

Under the employment agreements, “Termination for Good Reason” means any of the following that are undertaken without the officer’s express written consent: (i) the assignment to such officer of principal duties or responsibilities, or the substantial reduction of such officer’s duties and responsibilities, either of which is materially inconsistent with such officer’s position as President and Chief Executive Officer of the Company and Director of design and Development, respectively; (ii) a material reduction by the Company in such officer’s annual base salary, except to the extent the salaries of other executive employees of the Company and any other controlled subsidiary of the Company are similarly reduced; (iii) such officer’s principal place of business is, without his consent, relocated by a distance of more than thirty (30) miles from the center of Glendale, California; or (iv) any material breach by the Company of any provision of this Agreement.

Involuntary Termination other than for Cause, Death or Disability or Voluntary Termination for Good Reason Following a Change of Control. If, within twenty-four (24) months following a Change of Control, the officer’s employment is terminated involuntarily by the Company other than for Cause, death, or Disability or by such officer pursuant to a Voluntary Termination for Good Reason, and such officer executes and does not revoke a general release of claims against the Company and its affiliates in a form acceptable to the Company, then the Company shall provide such officer with, among other benefits, a lump sum payment in the amount equal to four times such officer’s then prevailing base salary in the case of Mr. Panosian and three times such officer’s then prevailing base salary in the case of Mr. Keeler, plus the officer’s target for the annual short term incentive portion of the corporate bonus program for such year as in effect immediately prior to such termination, in addition to any other earned but unpaid base salary or vacation pay due through the date of such termination, as well as a pro rata portion of the executive’s annual short term incentive portion of the corporate bonus program for such year (if any) and a pro rata portion of the executive’s long term incentive portion of the corporate bonus program (if any).

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Employment Agreement with Zareh Khachatoorian

We entered into an employment agreement with Mr. Khachatoorian on January 3, 2017 that governs the terms of his employment with us as Chief Operating Officer and Secretary. The term of the agreement is for three years and Mr. Khachatoorian is entitled to an annual base salary of $180,000 beginning on January 1, 2017 and increasing by 10% each year commencing on January 1, 2018. The employment Agreement also entitles Mr. Khachatoorian to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

The Company is permitted to terminate the employment of Mr. Khachatoorian for the following reasons: (1) death or disability, (2) Termination for Cause (as defined above) or (3) for no reason. In the event of Mr. Khachatoorian’s (i) death or disability, or (ii) Termination for Cause by the Company, Mr. Khachatoorian or his beneficiaries or legal representatives shall be entitled to payment for all accrued and unpaid compensation and wages and in addition pay to Mr. Khachatoorian a sum equivalent to one month’s salary, but shall have no right to compensation or benefits for any period subsequent to the effective date of his death or disability.

In the event of the termination of Mr. Khachatoorian’s employment for Good Reason, he shall be provided certain benefits listed in the employment agreement and payment of all accrued and unpaid compensation and wages, but executive shall have no right to compensation or benefits for any period subsequent to the effective date of termination.

Employment Agreement with Manu Ohri (resigned June 2019)

We entered into an employment agreement with Mr. Ohri on January 3, 2017 that governs the terms of his employment with us as Chief Financial Officer of the Company. The term of the agreement is for three years and Mr. Ohri is entitled to an annual base salary of $250,000 beginning on January 1, 2017 and increasing by 10% each year commencing on January 1, 2018. The employment agreement also entitles Mr. Ohri to, among other benefits, the following compensation: (i) eligibility to receive an annual cash bonus at the sole discretion of the Board and as determined by the Compensation Committee commensurate with the policies and practices applicable to other senior executive officers of the Company; (ii) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers and (iii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available to our other senior executive officers.

The Company is permitted to terminate the employment of Mr. Ohri for the following reasons: (1) death or disability, (2) Termination for Cause (as defined above) or (3) for no reason. In the event of Mr. Ohri’s (i) death or disability, or (ii) Termination for Cause by the Company, Mr. Ohri or his beneficiaries or legal representatives shall be entitled to payment for all accrued and unpaid compensation and wages and in addition pay to Mr. Ohri a sum equivalent to one month’s salary, but shall have no right to compensation or benefits for any period subsequent to the effective date of his death or disability.

In the event of the termination of Mr. Ohri’s employment for Good Reason, he shall be provided certain benefits listed in the employment agreement and payment of all accrued and unpaid compensation and wages, but executive shall have no right to compensation or benefits for any period subsequent to the effective date of termination.

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Outstanding Equity Awards at December 31, 2019

2016 Equity Compensation Plan - Grant of options

Name	Date of grant (1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Michael Panosian	1/03/2017	62,500	62,500	62,500	10.00	7/05/2026
Joshua Keeler	-	-	-	-	-	-
Zareh Khachatoorian	-	-	-	-	-	-

(1)	The shares subject to each stock option vest over a four (4) year period, with 25% of the total number of shares subject to the option vesting on the one (1) year anniversary of the date of grant, and the remainder vesting in equal instalments on the last day of each of the thirty six (36) full calendar months thereafter.

2019 Equity Compensation Plan - Grant of options

Name	Date of grant		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Michael Panosian	9/14/2018	(1)	50,000	150,000	150,000	4.29	6/30/2023
Joshua Keeler	9/14/2018		50,000	150,000	150,000	4.29	6/30/2023
Zareh Khachatoorian	9/14/2018		27,500	82,500	82,500	3.90	6/30/2028

(1)	The shares subject to each stock option vest over a three (3) year period, with 25% of the shares subject to the option vested on the grant date and 25% of the shares subject to the option vesting on each anniversary of the grant date.

2016 Stock Option Plan

On July 16, 2016, our Board of Directors and a majority of the holders of our then-outstanding shares of our common stock adopted our 2016 Equity Incentive Plan, which we refer to as the Plan. There are currently 875,000 shares of common stock issued or reserved for issuance under the Plan.

The purpose of our Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. The Plan is administered by the Compensation Committee of our Board of Directors, or by the full board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are eligible to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The types of equity awards that may be granted under the Plan are: (i) incentive stock options and non-incentive stock options; (ii) share appreciation rights; (iii) restricted shares, restricted share units (which are shares granted after certain vesting conditions are met) and unrestricted shares; (iv) deferred share units; and (v) performance awards.

2018 Equity Incentive Plan

Effective July 1, 2018, the Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”). This 2018 Plan was adopted in addition to the existing 2016 Stock Equity Incentive. The awards per 2018 Plan may be granted through June 30, 2023 to the Company’s employees, consultants, directors and non-employee directors. The maximum number of shares of our common stock that may be issued under the 2018 Plan is 1,000,000 shares, which amount will be (a) reduced by awards granted under the 2018 Plan, and (b) increased to the extent that awards granted under the 2018 Plan are forfeited, expire or are settled for cash (except as otherwise provided in the 2018 Plan). No employee will be eligible to receive more than 200,000 shares of common stock in any calendar year under the 2018 Plan pursuant to the grant of awards. On September 12, 2018, the Board of Directors approved an increase in the number of shares of common stock reserved for future issuance under this Plan from 1,000,000 shares to 2,000,000 shares. On September 14, 2018, 1,000,000 shares of common stock underlying awards under the 2018 Plan have been granted to the employees and officers 25% vesting immediately on the date of grant and 25% vesting each year thereafter on the anniversary of the grant date.

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In connection with the administration of our Plans, our Compensation Committee:

●	determines which employees and other persons will be granted awards under our Plans;

●	grants the awards to those selected to participate;

●	determines the exercise price for options; and

●	prescribes any limitations, restrictions and conditions upon any awards, including the vesting conditions of awards.

Our Compensation Committee will: (i) interpret our Plans; and (ii) make all other determinations and take all other action that may be necessary or advisable to implement and administer our Plans. The Plans provide that in the event of a change of control event, the Compensation Committee or our Board of Directors shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an award.

In addition, our Board of Directors may amend our Plans at any time. However, without shareholder approval, our Plan may not be amended in a manner that would:

●	increase the number of shares that may be issued under the Plans;

●	materially modify the requirements for eligibility for participation in the Plans;

●	materially increase the benefits to participants provided by the Plans; or

●	otherwise disqualify the Plans for an exemption under Rule 16b-3 promulgated under the Exchange Act.

Awards previously granted under the Plans may not be impaired or affected by any amendment of the Plans, without the consent of the affected grantees.

Directors’ Compensation Plan Information

December 31, 2019

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
2016 Equity Incentive Plan:
Equity compensation plans approved by security holders	125,000	$10.00	875,000
Equity compensation plans not approved by security holders	-	-	-
Total	125,000	$10.00	875,000

2018 Equity Incentive Plan:
Equity compensation plans approved by security holders	1,000,000	$4.06	1,000,000
Equity compensation plans not approved by security holders	-	-	-
Total	1,000,000	$4.06	1,000,000

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Non-Employee Director Remuneration Policy

Our Board of Directors has adopted the following non-employee director remuneration policy:

Stock and Option Awards

Each of our non-employee directors may receive up to 50,000 options to purchase shares of common stock (which we refer to as the Annual Director Options) for each fiscal year. The Annual Director Options will be confirmed (together with the exercise price for such options) at the first meeting of our Board of Directors for each fiscal year and shall vest quarterly in arrears. Annual Director Options shall have ten year term and shall be issued under the 2016 and 2018 Plans.

Compensation Committee Review

The Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our Board of Directors shall be entitled to a prorated portion (based on months to be served in the fiscal year in which they join) of cash and stock options or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the board.

Director Compensation

Our independent directors were compensated as follows in 2018. No policy has yet been set for 2019.

Directors Compensation

As of December 31, 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Paul Galvin (1)	50,000	-	-	-	-	50,000
Robert Faught (2)	50,000	-	-	-	-	50,000
Frederick Fury (3)	50,000	-	-	-	-	50,000

(1)	Appointed to the board on November 14, 2018 and currently serves as Chairman of the Compensation Committee
(2)	Appointed to the board on November 14, 2018 and currently serves as Chairman of the Nominating and Corporate Governance Committee
(3)	Appointed to the board on November 14, 2018 and currently serves as Chairman of the Audit Committee

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of the date of January 17, 2020 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the persons below is c/o ToughBuilt Industries, Inc., 25371 Commercentre Drive, Suite 200, Lake Forest, CA 92630.

		Options Granted vested
	Common Shares	within 60 days of offering	Series D Preferred Stock	Total		Percentage Beneficially Owned (1)
Directors and Officers:
Michael Panosian	1,825,799	112,500	0	1,938,299		5.31%
Joshua Keeler	647,925	50,000	0	697,925		1.91%
Zareh Khachatoorian	55,991	27,500	0	83,491		0.2%
Fred Furry	0	0	0	0		0
Paul Galvin	0	0	0	0		0
Linda Moossaian	0	0	0	0		0
Robert Faught	0	0	0	0		0
Jolie Kahn	0	0	0	0		0
All Officer and Directors as a Group (8 persons)	2,681,623	217,500		2,911,980		7.99%

5% or Greater Beneficial Owners:
Michael Panosian	1,825,799	112,500	0	1,938,299		%

Alto Opportunity Master Fund SPC – Segregated Master Portfolio B			3,609,631	3,609,631	(3)	8.9%

(1) Based on 36,460,923 shares of common stock issued and outstanding on January 17, 2020.

(2) As a result of the 9.99% beneficial ownership blocker contained in the Certificate of Designation for the Series D Preferred Stock.

(3) Issuable upon conversion of Series D Preferred Stock upon exercise based upon 9.9% blocker provision.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee or director are not considered related-person transactions under this policy. A related party is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Our Chief Financial Officer, Jolie Kahn, must present information regarding a proposed related-party transaction to our Board of Directors. Under the policy, where a transaction has been identified as a related-party transaction, Ms. Kahn must present information regarding the proposed related-party transaction to our Nominating and Corporate Governance Committee, once the same is established, for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-party transactions, our Nominating and Corporate Governance Committee will take into account the relevant available facts and circumstances including, but not limited to:

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the related party transaction was initiated by us or the related party;

●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us from the related party transaction;

●	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

●	the related party’s interest in the related party transaction, and

●	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board, which will determine whether or not to approve of the related party transaction, and if so, upon what terms and conditions. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Other than as disclosed below, during the last two fiscal years, there have been no related party transactions.

On April 26, 2016, September 1, 2016 and October 5, 2016, our former chief financial officer, Manu Ohri loaned our Company an aggregate of $130,000. Pursuant to the terms of the promissory notes, the loans were to be repaid on or before December 31, 2016, with interest at 10% per annum payable monthly. The loans were repaid on October 18, 2016. In May 2017, we executed three unsecured promissory notes with Mr. Ohri totaling $400,000, bearing an interest rate of 10% per annum, due on demand or before June 1, 2018. On June 1, 2018, the maturity date of these promissory notes was extended to September 1, 2018. On August 30, 2018, the maturity date of these promissory notes was further extended to September 30, 2018. On September 30, 2018, the maturity date of these notes was extended to the third business day following the date of consummation of the Company’s initial public offering at which time $200,000 of the principal amount of the notes was paid in cash and the balance was paid in 42,105 unregistered be paid in shares of common stock of the Company at a conversion price equal to the per Unit price of the public offering.

Concurrent with the closing of the IPO on November 14, 2018, the following private transaction was consummated in accordance with the related agreements (see Note 9 of the financial statements), all in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended: 136,863 unregistered shares of common stock were issued upon conversion of $650,100 of accrued and unpaid salaries to officers and directors at a conversion price of $4.75 per share.

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Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board.

DESCRIPTION OF OUR SECURITIES

General

We are authorized to issue two classes of stock. The total number of shares of stock that we are authorized to issue is one hundred and five million (205,000,000) shares, consisting of one hundred million (200,000,000) shares of common stock, $0.0001 par value and five million (5,000,000) shares of preferred stock, $0.0001 par value. On January 17, 2020, we filed an amendment to our articles of incorporation with the State of Nevada to increase our authorized shares of common stock to 200,000,000.

Common Stock

As of January 17, 2020, we have 36,460,923 shares of common stock issued and outstanding.

Voting

The holders of the common stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There is no cumulative voting. The holders of shares of common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of common stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock.

On August 19, 2019, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which it sold $11.5 million aggregate principal amount of our Convertible Notes (at an aggregate original issue discount of 15%) to the investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The first Convertible Note (the “Series A Note”) has a face amount of $6.72 million for which the investor paid $5 million in cash. The second Convertible Note (the “Series B Note”) has a principal amount of $4.78 million for which the investor paid $4.78 million in the form of a full recourse promissory note issued by the investor to the Company (the “Investor Note”) secured by $4.78 million in cash or cash equivalents of the investor (i.e., an original issue discount of approximately 15% to the face amount of the Series B Note). No portion of the Series B Note may be converted into shares of our common stock until the corresponding portion of the Investor Note has been prepaid to the Company in cash, at which point in time such portion of the Series B Note shall be deemed “unrestricted”. The Investor Note is subject to optional prepayment at any time at the option of the investor and mandatory prepayment, at the Company’s option, subject to certain equity conditions, at any time 45 Trading Days after the effectiveness of a resale registration statement (or otherwise the applicability of Rule 144 promulgated under the Securities Act of 1933, as amended). Notwithstanding the foregoing, the Company may not effect a mandatory prepayment if the shares underlying the Series A Note and the portion of the Series B Note that has become unrestricted exceeds 35% of the market capitalization of the Company.

The Convertible Notes are senior secured obligations of the Company secured by a lien on all assets of the Company, bear no interest (unless an event default has occurred and is continuing) and mature on December 31, 2020. The Convertible Notes are convertible at $1.00 into a fixed number of shares (the “Conversion Shares”). The Notes are convertible at the Holder’s option, in whole or in part, at any time. The Conversion Price will be subject to adjustment for stock dividends, stock splits, anti-dilution and other customary adjustment events.

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The Company shall repay the Principal Amount of the Convertible Notes in 12 installments, with the first installment starting on February 1, 2020 (each, an “Installment Date”). Installments 1-3 shall be 1/36th of the Principal Amount, Installments 4-6 shall be 1/18th of the Principal Amount and Installments 7-12 shall be 1/8th of the Principal Amount. The repayment amount shall be payable in cash, or, subject to the satisfaction of equity conditions, at the option of the Company, in Common Stock or a combination of cash and Common Stock. However, if the 30-day volume weighted average price of the Common Stock (the “VWAP”) of the Company falls below 50% of the market price of one share of the Company’s common stock or the Company fails to satisfy certain other equity conditions, the repayment amount is payable in shares of Common Stock only unless the Investor(s) waive any applicable equity condition. If the Company elects to satisfy all or any portion of an installment in shares of Common Stock, the Company will predeliver such shares of Common Stock to the investor on the 23rd trading day prior to the applicable Installment Date, with a true-up of shares (if necessary) on the Installment Date. Any excess shares of Common Stock shall be applied to subsequent installments.

The shares used to meet a Principal Repayment will be valued at a conversion price calculated as the lesser of (i) 85% of the arithmetic average of the three lowest daily VWAPs of the 20 trading days prior to the payment date or (ii) 85% of the VWAP of the trading day prior to payment date (“Installment Price”) with a floor of $0.10.

All amortization payments shall be subject to the Investors’ right to (a) defer some or all of any Installment Payment to a subsequent Installment Date; and (b) at any time during an installment period, convert up to four times the installment amount at the Installment Price; provided shares received pursuant to such accelerated conversions shall be subject to a leak-out provision that solely limits sales of such shares received by the investor in such accelerated conversion (and not any other sales) to the greater of (a) $500,000 per trading day or (b) 40% of the volume traded on a given day as reported by Bloomberg LP.

Upon completion of a Change of Control (as defined in the Convertible Notes), the Holders may require the Company to purchase any outstanding Convertible Notes in cash at 125% of par plus accrued but unpaid interest. The Company shall have the right to redeem any and all amounts of the outstanding Convertible Note at 125% of the greater of (a) Principal Amount plus accrued but unpaid interest (if any), or (b) Conversion Value plus accrued but unpaid interest (if any) provided the Company has satisfied certain equity conditions. The Company must give the Investor(s) ninety (90) business days’ prior notice of any such redemption.

Prior to all outstanding amounts under the Convertible Note being repaid in full, the Company will not create any new encumbrances on any of its or its subsidiaries’ assets without the prior written consent of the Lender, with a carveout for a working capital facility of which the details are to be determined. The Convertible Notes shall also be subject to standard events of default and remedies therefor.

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In connection with the granting of the Convertible Notes, the Company issued detachable warrants to the Investor, exercisable in whole or in part at any time during the five years from the date of issuance, an in amount equal to 50% of the conversion shares underlying the Convertible Notes and have an exercise price of $1.00 per share. To the extent the Company has a change of control or a spinoff, the warrants provide for a put for the warrants to the Company at their Black- Scholes Valuation.

Until the 3 year anniversary of the maturity date, the investor shall have the right (but not the obligation) to participate in 50% of any subsequent equity or debt issuance.

Preferred Stock

Our preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

The terms of the Series D Preferred Stock are as follows:

Stated Value	$1,000 per share, subject to increase for (a) any capitalized dividends and (b) on June 30, 2020 (and each six month anniversary thereafter), the Stated Value shall increase by 5%.

Dividends:	The Series D Preferred Stock shall participate with any dividends paid to the holders of Common Stock. In addition, from now until June 30, 2020, shall accrue dividends at a rate of 8% per annum and from June 30, 2020 and thereafter, at 12% per annum, which shall capitalize to the stated value of the Series D Preferred Stock on a monthly basis. Upon the occurrence of certain triggering events, the Series D Preferred Stock shall accrue additional dividends at a default rate set forth in the definitive documentation.

Conversion Price:	The Investor may elect to convert the Series D Preferred Stock into shares of Common Stock at a conversion price (the “Conversion Price”) equal to $1.00 per share. The Conversion Price of the Series D Preferred Stock shall be subject to customary adjustments for stock splits, dividends, recapitalizations and similar events. The Series D Preferred Stock shall be alternatively convertible at the Alternate Conversion Price (as defined in our previously outstanding notes (the “Existing Notes”).

Voting Rights

Series D Preferred Stock vote together on all matters as a class, with the approval of a majority of the Series D Preferred Stock required to amend or waive any term or condition of the Series D Preferred Stock. Series D Preferred Stock shall vote on an as-converted basis with the holders of Common Stock on all matters (subject to applicable ownership blockers, including not exceeding 19.9% in any event).

Company Exchange Right

The Company shall have the right to exchange the Series D Preferred Stock, at its option back into senior secured convertible notes in the form of the Existing Notes, at any time, with such New Exchange Notes having an initial outstanding amount equal to the stated value, accrued and unpaid dividends and any other amounts outstanding with respect to such Series D Preferred Stock subject to such exchange.

Limitations on Beneficial Ownership:

Notwithstanding anything herein to the contrary, no Preferred Stock of any Investor shall be issued or shall be convertible if after such conversion such Investor would beneficially own more than 4.99% of the shares of Common Stock then outstanding (as defined under Section 13(d) of the Securities Act of 1933, as amended).

Exchange Cap	The Series D Preferred Stock shall share the Exchange Cap of the August 19, 2019 Series A Note and Series B Note and, to the extent the Existing Notes have been converted into 19.9% of the Common Stock, shall not be convertible until such time as stockholder approval has been obtained and/or additional shares of Common Stock are eligible to be converted thereunder in compliance with the rules and regulations of the Principal Market.

Series A Warrants

In our November 2018 IPO and concurrent private placement, we issued units which included a total of 6,379,571 each of Series A Warrants and Series B Warrants. The Series B Warrants have expired.

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Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance for the Series A Warrants The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Exercise Price. The exercise price per whole share of Common Stock purchasable upon exercise of the warrants is $5.50 per share for the Series A Warrants. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have listed the Series A Warrants offered in this offering on The NASDAQ Capital Market under the symbol “TBLTW”.

Warrant Agent. The warrants were issued in registered form under a warrant agency agreement between VStock Transfer, LLC, as warrant agent, and us. The warrants are initially represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants are entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agency agreement are governed by New York law.

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As of the date of this prospectus, 200,000 warrants have been issued to the placement agent and are outstanding.

Securities Offered in this Offering

We are offering           shares of our common stock together with warrants to purchase up to an aggregate of          shares of our common stock. Each share of our common stock is being sold together with a warrant to purchase one share of common stock. The shares of our common stock and related warrants will be issued separately. We are also registering the issuance of shares of our common stock issuable from time to time upon exercise of the warrants offered hereby.

The following description of our capital stock is not complete and is subject to and qualified in its entirety by our amended articles of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Delaware General Corporation Law.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights.

Dividend Rights. Subject to the terms of any then outstanding series of preferred stock, the holders of our common stock are entitled to dividends in the amounts and at times as may be declared by the board of directors out of funds legally available therefor.

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Liquidation Rights. Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after we have paid, or provided for payment of, all of our debts and liabilities, and after payment of any liquidation preferences to holders of any then outstanding shares of preferred stock.

Other Matters. Holders of our common stock have no redemption, conversion or preemptive rights pursuant to our amended articles of incorporation or amended and restated bylaws. There are no sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock that we may issue in the future.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Form. The warrants will be issued as individual warrant agreements to the investors.

Exercisability. The warrants are exercisable at any time after their original issuance, expected to be                   , 2020, and at any time up to the date that is                  years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The warrants will have an exercise price of $             per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Cashless Exercise. In addition, beginning on the earlier of (i) thirty (30) days following the effective date of the Registration Statement (the “Effective Date”), and (ii) the Trading Day on which the aggregate trading volume of the Common Stock since the Effective Date is equal to more than three times (3x) the number of shares of Common Stock sold pursuant to the Underwriting Agreement (the “Cashless Period”), this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.  In such event, in lieu of the formula set forth above, the aggregate number of Warrant Shares issuable upon such cashless exercise pursuant to any given Notice of Exercise electing to effect a cashless exercise shall equal the product of (x) the aggregate number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.0.

Exchange Listing. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

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Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is 855-9VSTOCK.

Listing

Our common stock is listed on NASDAQ under the symbol “TBLT”, and our Series A Warrants under “TBLTW”.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options and warrants, or the anticipation of these sales, could adversely affect prevailing market prices from time to time and could impair our ability to raise equity capital in the future.

Based on the number of shares of common stock outstanding as of January 17, 2020, upon the completion of this offering we will have 100,000,000 shares of common stock outstanding, assuming (1) no exercise of the underwriter’s option to purchase additional shares of common stock and (2) no exercise of outstanding options or warrants, including the warrants issued in this offering. Of those shares, all of the shares sold in this offering will be freely tradable, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may only be sold in compliance with the limitations described below.

Rule 144 The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. In general, under Rule 144 as in effect on the date of this prospectus, a person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell such person’s securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) our company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of common stock for at least six months but who are affiliates of our company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such persons would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares of common stock then outstanding; and

●	if the shares of common stock are then traded on a national securities exchange, the average weekly trading volume of shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

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UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC as underwriter (“Maxim” or the “underwriter”), with respect to the shares of our common stock and warrants to purchase shares of our common stock being offered. Maxim is the sole book running manager for the offering. Subject to the terms and conditions of an underwriting agreement between us and the Maxim, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants to purchase common stock listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants
Maxim Group LLC
Total

The underwriter is committed to purchase all the securities offered by this prospectus. The underwriter is not obligated to purchase the shares and/or related warrants covered by the underwriter’s over-allotment option described below. The underwriter is offering the shares of our common stock and related warrants, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to                    additional shares of common stock and/or warrants to purchase common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriter may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional securities.

Underwriter’s Warrants

We have agreed to grant to Maxim Group LLC warrants to purchase a number of shares equal to eight percent (8%) of the total number of shares of common stock sold in this offering at an exercise price equal to 110% of the price per share sold in this offering. The warrants (the “Underwriter’s Warrants”) will contain a cashless exercise feature. Each Underwriter’s Warrant is exercisable for one share of common stock on a cash or cashless basis at an exercise price of $                per share (or 110% of the price of each share of common stock sold in the offering). The Underwriter’s Warrants will be non-exercisable for one hundred eighty (180) days after the closing of this offering, and will expire five years after such date.

The number of Underwriter’s Warrants outstanding, and the exercise price of those securities, will be adjusted proportionately, as permitted by FINRA Rule 5110(f)(2)(G).

Discounts and Commissions

We have agreed to (i) pay the underwriter a cash fee equal to eight percent (8%) of the aggregate gross proceeds raised in this offering; and (ii) grant Maxim warrants to purchase that number of shares of our common stock equal to an aggregate of eight percent (8%) of the shares of common stock sold in the offering (or                   shares, assuming the over-allotment option is fully exercised). Such underwriter’s warrants shall have an exercise price equal to $               per share, which is 110% of the public offering price, terminate five years after the closing date of this offering. The underwriter’s warrants will not be subject to redemption by the Company. Such underwriter’s warrants will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise permitted by FINRA rules, for a period of 180 days following the closing of the offering, the underwriter’’ warrants shall not be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person.

Maxim has advised us that it proposes to offer the shares of common stock and related warrants directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares and warrants to other securities dealers at such price less a concession of up to $              per share. After the offering to the public, the offering price and other selling terms may be changed by Maxim without changing the Company’s proceeds from the underwriter’s purchase of the securities.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock and/or warrants. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriter pays us for the shares.

56

	Per Share and Warrant(1)	Total Without Over Allotment	Total With Over Allotment

Public offering price	$
Underwriting discounts and commissions	$
Proceeds, before expenses, to us	$

(1)	The fees shown do not include the warrants to purchase shares of common stock issuable to the underwriter at closing.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $             , all of which are payable by us. This figure includes expense reimbursements we have agreed to pay Maxim for reimbursement of its expenses related to the offering, up to a maximum of $175,000. We have paid a $25,000 advance on these expenses, which will be returned to us to the extent not offset by actual expenses.

Lock-Up Agreements

We and each of our officers, directors, affiliates and certain existing stockholders aggregating at least 3% of our outstanding shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of six (6) months after this offering is completed without the prior written consent of Maxim Group LLC.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted Maxim a right of first refusal, for the period of time from the commencement of sales of this offering through October 31, 2020, to act as lead managing underwriter and book runner or minimally as a co-lead manager and co-book runner and/or co-lead placement agent, at Maxim’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity-linked financings (each, a “Subject Transaction”), during such period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Maxim for such Subject Transactions.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

57

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for the underwriter’s own accounts. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our securities in market-making transactions, including “passive” market-making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on NASDAQ, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market-making transactions in our common stock or warrants immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market-making bids must be identified as such.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other websites maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other than the prospectus in electronic or printed format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Certain Relationships

The underwriter and its affiliates may provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which it may receive customary fees and commissions.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

58

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Jolie Kahn, Esq., the Company’s chief financial officer and securities counsel. McGuireWoods LLP is acting as counsel to the underwriter.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our financial statements at December 31, 2018 and 2017 and for the years then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus, which is part of such registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. The SEC’s Internet web address is http://www.sec.gov. Our Internet web address is http://www.toughbuilt.com, where we also make available free of charge our reports, proxy and information statements and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

MATERIAL CHANGES

There have not been any material changes in the registrant’s affairs which have occurred since the end of fiscal year 2018 (the latest fiscal year for which audited financial statements were included in the latest Form 10-K) and that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 29, 2019;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed on May 13, 2019, August 19, 2019 and November 19, 2019;

●

our Current Reports on Form 8-K filed on January 25, 2019 (2), March 5, 2019, April 17, 2019, May 13, 2019, June 13, 2019, June 14, 2019, July 1, 2019, August 19, 2019, December 10, 2019, December 17, 2019, December 23, 2019 (2) January 3, 2020 and January 17, 2020; and

●	Definitive Schedules 14A filed on May 2, 2019 and November 4, 2019.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

ToughBuilt Industries, Inc.

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Our reports and documents incorporated by reference into this prospectus may also be found in the “Investors Relations” section of our website at http://www.toughbuilt.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

59

                                Shares of Common Stock and Warrants to Purchase                    Shares of Common Stock

PROSPECTUS

Maxim Group LLC

                                                , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts to be shown (by amendment to this Prospectus) are estimates, except for the SEC Registration Fee.

SEC Registration Fee		$2,612.82
FINRA Filing Fee	$
NASDAQ Filing Fee	$
Printing Fees and Expenses	$
Accounting Fees and Expenses	$
Legal Fees and Expenses	$
Transfer Agent and Registrar Fees	$
Miscellaneous Fees and Expenses	$
Total	$

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our bylaws, as amended, provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our bylaws, as amended, is to eliminate our right and our shareholders’ right (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We held a closing of units in a private placement conducted in February of 2016. We sold an aggregate of 122,167 units at a price of $3.00 per such unit for aggregate gross proceeds of $366,500. Each of the units contained one half of one share of our common stock and one half of Class A Warrant to purchase one share of our common stock for an aggregate of 61,083 shares of our common stock and 61,083 Class A Warrants to purchase our common stock.

II-1

We held a closing of units in the October 2016 Private Placement. We sold an aggregate of 229,000 units at a price of $5.00 per such unit for aggregate gross proceeds of $1,145,000. Each of the units contained one half of share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of our common stock for an aggregate of 114,500 shares of Class B Convertible Preferred Stock and 114,500 Class B Warrants. 30,725 placement agent warrants were issued in conjunction with this offering.

Contemporaneously with the October 2016 Private Placement, we consummated a debt financing whereby the investor purchased $5,000,000 in a senior secured convertible debenture from us. We issued the debenture in the aggregate principal face amount of $5,700,000. In addition to the original issue discount, the debenture carries an annual interest rate of 8%, payable quarterly in arrears. Under the terms of the debenture, we also issued 64,375 shares of Class B Convertible Preferred Stock to the investor. The debenture is secured by all of our and our subsidiaries’ assets. Effective August 31, 2017, the investor transferred a portion of the convertible debenture to a third party. As a result of the transfer, the convertible debenture was bifurcated into two debentures in the principal amounts of $3,784,230 and $1,915,770, respectively. All the terms and conditions of convertible debentures remain the same in the two replacement debentures. The maturity date of the debenture was extended to September 30, 2018 by issuance of an aggregate of 7,500 shares of the Company’s Class B Convertible Preferred Stock. The maturity date has been further extended to the earlier of the closing of the Company’s initial public offering and November 15, 2018 for the payment of an aggregate of 30,000 shares of the Company’s Class B Convertible Preferred Stock.

On January 16, 2018, the Company and the holders of the convertible debentures agreed to amend the terms of their securities purchase agreement originally executed in October 2016. The Company agreed to issue and deliver to (i) Hillair Capital an amended and restated debenture in the principal amount of $4,182,709 with an interest rate increased to 10% per annum and an additional 46,805 shares of Class B Convertible Preferred Stock, and to (ii) HSPL Holdings, LLC an amended and restated debenture in the principal amount of $2,117,501 with an interest rate increased to 10% per annum and an additional 23,695 shares of Class B Convertible Preferred Stock. The amended debentures are comprised of the original debentures principal balance and all accrued but unpaid interest as of the date of the amendment. The original redemption dates have been removed under the amendment, with the entire principal and accrued interest balances being due on September 30, 2018. On October 18, 2018, the holders of the convertible debentures and the Company agreed to amend the terms of their securities purchase agreements by the holders agreeing to convert their debentures into common shares into the public offering, (i) a redemption amount equal to $685,148 and accrued but unpaid interest on debentures of $814,852 ; (ii) an increase the principal amount of the debentures and the stated value of Class B Convertible Preferred Stock by 5% above of the current principal amount of the debentures and stated value; and (iii) the balance of debentures not subject to redemption being automatically converted into unregistered Class A Units on a $1.00 principal amount of debenture for $1.20 basis to the Company, provided; however, that to the extent that the holder’s right to receive securities would result in the holder exceeding the beneficial ownership limitation, then the Company shall issue to the holder, to the extent such securities cause the holder to exceed such beneficial ownership limitation (or in the beneficial ownership of any shares of Common Stock as a result of such issuance of public offering securities to such extent), shares of zero-coupon convertible preferred stock with the same economic benefit as the Class A Units, which shall be in form and substance reasonably satisfactory to the holder and which would otherwise not result in the holder exceeding the beneficial ownership limitation.

We held a closing of units in the March 14, 2018 Private Placement. We sold an aggregate of 162,000 units at a price of $5.00 per such unit for aggregate gross proceeds of $810,000. Each of the units contained one half of share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of our common stock for an aggregate of 81,000 shares of Class B Convertible Preferred Stock and 81,000 Class B Warrants. In conjunction therewith, the placement agent was issued 4,050 warrants.

We held a closing of units in the May 15, 2018 Private Placement. We sold an aggregate of 140,000 units at a price of $5.00 per unit for aggregate gross proceeds of $700,000. Each of the units contained one half of share of Class B Convertible Preferred Stock and one half of a Class B Warrant to purchase a share of our common stock for an aggregate of 70,000 shares of Class B Convertible Preferred Stock and 70,000 Class B Warrants. In conjunction therewith, the placement agent was issued 3,500 warrants.

On September 4, 2018, the Company entered into securities purchase agreements with six accredited investors for the sale to those investors of unsecured promissory notes, with an aggregate principal amount of $862,500. Those notes carry an original issue discount of 15%, and the purchase price was $750,000. On October 19, 2018, the holders of the six (6) promissory notes agreed to accept unregistered Class A Units at a per Unit conversion price equal to 80% of the per Unit purchase price in the Company’s initial public offering.

II-2

November 2018 Private Transactions

Concurrent with the closing of the IPO on November 14, 2018, the following private transactions were consummated in accordance with the related agreements (see Notes 6, 7, 8 and 9 of the financial statements), all in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended:

(a)	1,366,768 unregistered Class A Units were issued upon the conversion of outstanding shares of Class B Convertible Preferred Stock at a conversion price of $3.50 per Class A Unit.

(b)	42,105 unregistered shares of common stock were issued upon conversion of the $200,000 principal amount of a promissory note due to an officer at a conversion price of $4.75 per share.

(c)	1,726,678 unregistered Class A Units were issued upon conversion of outstanding convertible debt instruments (consisting of all principal amounts and accrued and unpaid interest through the date of the IPO) at a conversion price of $5.00 per Unit.

(d)	136,863 unregistered shares of common stock were issued upon conversion of $650,100 of accrued and unpaid salaries to officers and directors at a conversion price of $4.75 per share.

(e)	215,625 unregistered Class A Units issued upon the conversion of outstanding principal amount of unsecured promissory notes at a conversion price of $4.00 per Unit.

On December 17, 2018, pursuant to the Underwriting Agreement dated November 8, 2018, by and between the Company and the underwriters, the underwriters agreed to partially exercise the over-allotment option to purchase an additional 25,000 shares of common stock, par value $0.0001, at a price of $4.98 per share, 400,500 Series A Warrants, at a price of $0.01 per warrant and 400,500 Series B Warrants, at a price of $0.01 per warrant. The Company received net proceeds from the exercise of over-allotment option $121,909 after deducting commission and expenses of $10,601.

January 2019 Warrant Exchange

On January 24, 2019, the Company entered into exchange agreements with two institutional investors pursuant to which these investors exercised Series A Warrants to purchase 424,116 shares of its common stock, for total gross proceeds to the Company of $2,332,638. Those investors also exchanged Series A Warrants to purchase 508,940 shares of its common stock into 508,940 shares of its common stock and received new warrants to purchase an aggregate of 933,056 shares of its common stock. These new warrants have terms substantially similar to the terms of the Company’s Series A Warrants, except that the per share exercise price of the new warrants is $3.67, and the warrants are not exercisable until the six-month anniversary of the date of issuance thereof.

April 2019 Exchange

On April 11, 2019, Hillair Capital Investment LP exchanged its ToughBuilt Industries, Inc. Series A Warrant to purchase up to 1,189,560 shares of common stock of the Company and a Series B Warrant to purchase up to 1,005,760 shares of Common Stock, which Series B Warrants are subject to certain anti-dilution provisions imbedded in such Series B Warrants for 4,268 shares of Company’s Series C Convertible Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designation, filed by the Company with the Secretary of State of Nevada The shares of Series C Convertible Preferred Stock are convertible into 4,268,000 shares of the Company’s common stock, and rights to convert into common stock are subject to limitations on ownership at any one time of Company common stock up to 9.9% of the issued and outstanding shares of common stock of the Company; otherwise, the Series C Convertible Preferred Stock has no rights not awarded to holders of common stock of the Company. Hillair Capital’s right to convert into shares of common stock is subject to daily volume limitations as follows:

Up to 500,000 shares of daily volume, may trade 15% of the volume

From 500,001 shares through 1,000,000 shares of daily volume, may trade 20% of the volume

From 1,000,01 shares of daily volume, may trade 25% of the volume.

All Series C Convertible Preferred Stock has been converted into common stock.

August 2019 Senior Secured Notes

On August 19, 2019, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which it sold $11.5 million aggregate principal amount of Convertible Notes (at an aggregate original issue discount of 15%) to the investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Series A Note has a face amount of $6.72 million for which the investor paid $5 million in cash. The Series B Note has a principal amount of $4.78 million for which the investor paid $4.78 million in the form of the “Investor Note secured by $4.78 million in cash or cash equivalents of the investor (i.e., an original issue discount of approximately 15% to the face amount of the Series B Note). No portion of the Series B Note may be converted into shares of our common stock until the corresponding portion of the Investor Note has been prepaid to the Company in cash, at which point in time such portion of the Series B Note shall be deemed “unrestricted”. The Investor Note is subject to optional prepayment at any time at the option of the investor and mandatory prepayment, at the Company’s option, subject to certain equity conditions, at any time 45 Trading Days after the effectiveness of a resale registration statement (or otherwise the applicability of Rule 144 promulgated under the Securities Act of 1933, as amended). Notwithstanding the foregoing, the Company may not effect a mandatory prepayment if the shares underlying the Series A Note and the portion of the Series B Note that has become unrestricted exceeds 35% of the market capitalization of the Company.

The Convertible Notes are senior secured obligations of the Company secured by a lien on all assets of the Company, bear no interest (unless an event default has occurred and is continuing) and mature on December 31, 2020. The Convertible Notes will be convertible at $1.00 into a fixed number of Conversion Shares. The Convertible Notes are convertible at the Holder’s option, in whole or in part, at any time after closing. The Conversion Price will be subject to adjustment for stock dividends, stock splits, anti-dilution and other customary adjustment events.

II-3

The Company shall repay the Principal Amount of the Convertible Notes in 12 installments, with the first Installment Date being February 1, 2020. Installments 1-3 shall be 1/36th of the Principal Amount, Installments 4-6 shall be 1/18th of the Principal Amount and Installments 7-12 shall be 1/8th of the Principal Amount. The repayment amount shall be payable in cash, or, subject to the satisfaction of equity conditions, at the option of the Company, in registered Common Stock or a combination of cash and registered Common Stock. However, if the 30-day VWAP of the Company falls below 50% of the market price of one share of the Company’s common stock or the Company fails to satisfy certain other equity conditions, the repayment amount is payable in shares of Common Stock only unless the Investor(s) waive any applicable equity condition. If the Company elects to satisfy all or any portion of an installment in shares of Common Stock, the Company will predeliver such shares of Common Stock to the investor on the 23rd trading day prior to the applicable Installment Date, with a true-up of shares (if necessary) on the Installment Date. Any excess shares of Common Stock shall be applied to subsequent installments.

The shares used to meet a Principal Repayment would be valued at the Installment Price with a floor of $0.10.

All amortization payments shall be subject to the Investors’ right to (a) defer some or all of any Installment Payment to a subsequent Installment Date; and (b) at any time during an installment period, convert up to four times the installment amount at the Installment Price; provided shares received pursuant to such accelerated conversions shall be subject to a leak-out provision that solely limits sales of such shares received by the investor in such accelerated conversion (and not any other sales) to the greater of (a) $500,000 per trading day or (b) 40% of the volume traded on a given day as reported by Bloomberg LP.

Upon completion of a Change of Control, the Holders may require the Company to purchase any outstanding Convertible Notes in cash at 125% of par plus accrued but unpaid interest. The Company shall have the right to redeem any and all amounts of the outstanding Note at 125% of the greater of (a) Principal Amount plus accrued but unpaid interest (if any), or (b) Conversion Value plus accrued but unpaid interest (if any) provided the Company has satisfied certain equity conditions. The Company must give the Investor(s) ninety (90) business days’ prior notice of any such redemption.

Prior to all outstanding amounts under the Note being repaid in full, the Company will not create any new encumbrances on any of its or its subsidiaries’ assets without the prior written consent of the Lender, with a carveout for a working capital facility of which the details are to be determined. The Convertible Notes shall also be subject to standard events of default and remedies therefor.

II-4

The Company shall file within 20 days of closing and have declared effective within 60 days of closing a registration statement (“Effectiveness Date”) on Form S-1 or S-3 covering the resale of the shares underlying the Series A Note, the Series B Note and Warrants. Beginning on the 21st day and 61st day, respectively, post closing, and for every subsequent 30-day period that such registration statement has not been filed or declared effective, as applicable, the Company shall pay Ayrton 2.0% of the Principal Amount outstanding in cash as liquidated damages provided no liquidated damages shall be applied if such delay is for reasons outside the Company’s control and not due to an action (or inaction) on the Company’s part.

In connection with the granting of the Convertible Notes, the Company shall issue detachable warrants to the Investor, exercisable in whole or in part at any time during the five years from the date of issuance, an in amount equal to 50% of the conversion shares underlying the Convertible Notes and have an exercise price of $1.00 per share. To the extent the Company has a change of control or a spinoff, the warrants provide for a put for the warrants to the Company at their Black- Scholes Valuation.

Until the 3 year anniversary of the maturity date, the investor shall have the right (but not the obligation) to participate in 50% of any subsequent equity or debt issuance. Consummation of the transaction has been subject to certain conditions precedent, including the Company agrees to procure an approval of this transaction at its annual shareholder meeting scheduled no later than 180 days after the closing date of the issuance and agrees to procure voting agreements from principal shareholders prior to closing of the Company.

December 2019 Exchange

On December 23, 2019, ToughBuilt Industries, Inc. (the “Company”) entered into an exchange agreement with an institutional investor pursuant to which the investor is exchanging $5.5 million principal amount of its August 19, 2019 Series A Senior Secured Note for 5,775 shares of its Series D Preferred Stock, which was authorized by the Company’s Board of Directors on December 21, 2019.

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The securities issued in these offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulations D promulgated thereunder because, among other things, the transactions did not involve a public offering, the purchasers were accredited investors, the purchasers took the securities for investment and not resale and we took appropriate measures to restrict the transfer of the securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement.

Exhibit No.	Description
1.1	Form of Underwriting Agreement+
3.1	Composite copy of Articles of Incorporation, as amended**
3.2	Bylaws**
3.3	Certificate of Designation of Class B Convertible Preferred Stock**
3.4	Certificate of Change Pursuant to NRS 78.209****
3.5	Form of Series C Convertible Zero Coupon Preferred Stock*******
4.1	Form of Subscription Agreement dated January 25, 2016**
4.2	Form of Class A Warrant dated January 25, 2016**
4.3	Form of Subscription Agreement dated October 17, 2016**
4.4	Form of Class B Warrant dated October 17, 2016**
4.5	Form of Securities Purchase Agreement dated October 17, 2016**
4.6	Form of Debenture dated October 17, 2016**
4.7	2016 Equity Incentive Plan**
4.8	Form of Joseph Gunnar Warrant**
4.9	Form of Placement Agency Warrant**
4.10	Form of Series A Warrant and Form of Series B Warrant**
4.11	2018 Equity Incentive Plan**
4.12	Form of Amended and Restated Debenture****
4.13	Securities Amendment Agreement****
4.14	Form of Securities Amendment Agreement and Waiver*******
4.15	Form of Warrant and Underwriter’s Warrant+
5.1	Opinion of Jolie Kahn, Esq.+
10.1	Service Agreement with Belegal Industrial Co., Ltd., dated August 19, 2013**
10.2	Form of Security Agreement dated October 17, 2016**
10.3	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Michael Panosian**
10.4	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Zareh Khachatoorian**
10.5	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Manu Ohri**
10.6	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Josh Keeler**
10.7	Project Statement of Work dated as of October 18, 2016 by and between ToughBuilt Industries, Inc. and Hon Hai Precision Ind. Co., Ltd. (“Foxconn”)******
10.8 10.9	Form of Lock Up Agreement for Offering+ Form of Warrant Agency Agreement+
10.10	Form of Securities Purchase Agreement*********
10.11	Form of A and B Note*********
10.12	Form of Warrant*********
10.13	Form of Voting Agreement*********
10.14	Form of Security Agreement*********
10.15	Form of Registration Rights Agreement*********
10.16	Form of Master Netting Agreement*********
10.17	Form of Intellectual Property Security Agreement*********
10.18	Form of Investor Securities Purchase Agreement*********
10.19	Form of Investor Note*********
10.20	Form of Guaranty*********
10.21	Form of Exchange Agreement**********
10.22	Form of Certificate of Designation for Series D Preferred Stock**********
14.1	Code of Ethics**
21.1	List of Subsidiaries of the Company**
23.1	Consent of Marcum, LLP+
23.2 99.1 99.2 99.3 99.4	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1)+ Audit Committee Charter** Compensation Committee Charter** Nominating and Corporate Governance Committee Charter** Whistleblower Policy**
99.5	Consents of New Independent Directors**

*	Confidential treatment is being sought for this agreement, which is being filed separately with the SEC. The confidential portions of this Exhibit have been omitted and are marked by an asterisk. Previously filed with Amendment No. 4 to Registration Statement on Form S-1 filed on October 10, 2018.
**	Filed with our Registration on Form S-1 dated July 9, 2018 and Current Report on Form 8-K dated January 17, 2020.
***	Filed with Amendment No. 1 to Registration Statement on Form S-1 dated July 19, 2018.
****	Filed with Amendment No. 2 to Registration Statement on Form S-1 dated September 17, 2018.
*****	Filed herewith.
******	Filed with Amendment No. 4 to Registration Statement on Form S-1 filed on October 10, 2018.
*******	Filed with Amendment No. 5 to Registration Statement on Form S-1 filed on October 22, 2018.
********	Filed with Amendment No 6 to Registration Statement on Form S-1 filed on November 5, 2018.
*********	Filed with our Current Report on Form 8-K filed on August 19, 2019.
**********	Filed with our Current Report on Form 8-K filed on December 23, 2019.
+	Filed herewith.

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ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California on January 17, 2020.

TOUGHBUILT INDUSTRIES, INC.

By:	/s/ Michael Panosian
Name:	Michael Panosian
Title:	Chief Executive Officer and President

By:	/s/ Jolie Kahn
Name:	Jolie Kahn
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Panosian	Chairman and Chief Executive Officer	January 17, 2020
Michael Panosian	(Principal Executive Officer)

/s/ Jolie Kahn	Chief Financial Officer	January 17, 2020
Jolie Kahn	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Faught	Director	January 17, 2020
Robert Faught

/s/ Frederick D. Furry	Director	January 17, 2020
Frederick D. Furry

/s/ Paul Galvin	Director	January 17, 2020
Paul Galvin

/s/ Joshua Keeler	Director	January 17, 2020
Joshua Keeler

/s/ Linda Moossaian	Director	January 17, 2020
Linda Moossaian

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